UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A
Amendment No. 5

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of registrant as specified in its charter)

Utah	98-1246221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1340 West Valley Parkway #205
Escondido, CA	92029
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 777-4362

Securities registered pursuant to Section 12(b) of the Act: None

Securities Registered Pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.
Yes [  ] No [X]

EXPLANATORY NOTE: Marijuana Company of America, Inc. is filing this Amendment No. 5 to our Registration Statement on Form 10-12G, as filed with the U.S. Securities and Exchange Commission on May 23, 2017, to clarify and augment our disclosures , including the filing of additional schedules regarding the Bougainville Ventures joint venture agreement. We are also including new disclosures regarding the U.S. Department of Justice’s January 4, 2018 rescission of previous Department prosecutorial guidelines governing marijuana, including the Cole Memorandum; See Business, Item 1, and Risk Factors, Item 1A.

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MARIJUANA COMPANY OF AMERICA, INC.

FORM 10

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ITEM 1.	BUSINESS

Cannabis and Hemp Research and Development

As used in this Form 10, our references to the term “cannabis” shall include but not be limited to the terms “marijuana,” “Cannabidiol,” “CBD,” and, “extract”. As is more fully disclosed in this filing, our business includes research and development of cannabis and industrial hemp, and the sale of products containing CBD derived from industrial hemp. Cannabis, marijuana and CBD are illegal under federal law, and are “Schedule 1” drugs under the Controlled Substances Act (21 U.S.C. § 811). As Schedule 1 drugs, cannabis, marijuana and CBD are viewed as being highly addictive and having no medical value. The United States Drug Enforcement Agency enforces the Controlled Substances Act, and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the Controlled Substances Act is determined based on the specific predicate violations, including but not limited to: simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the Controlled Substances Act can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

The federal government recently issued guidance to federal prosecutors concerning marijuana enforcement under the Controlled Substances Act (CSA). On January 4, 2018, Attorney General Jeff Sessions issued a memorandum for all United States Attorneys concerning marijuana enforcement. Mr. Sessions rescinded all previous prosecutorial guidance issued by the Department of Justice regarding marijuana, including the August 29, 2013 memorandum by James Cole, Deputy Attorney General (the “Cole Memorandum”).

The Cole Memorandum previously set out the Department of Justice’s prosecutorial priorities in light of various states legalizing marijuana for medicinal and/or recreational use. The Cole Memorandum provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of marijuana, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of marijuana outside of the regulated system and to other states, prohibiting access to marijuana by minors, and replacing an illicit marijuana trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provided that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing marijuana-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

By rescinding the Cole Memorandum, Mr. Sessions injected material uncertainty as it relates to how the Department of Justice will evaluate marijuana cases for prosecution, and risk into the Company’s business as it relates to the research, development, marketing and sale of its products containing CBD (see Risk Factors, Item 1A).

Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of marijuana activity based upon factors including: the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

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The FDA has not approved cannabis, marijuana or CBD as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing CBD are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and marijuana, and specifically products containing CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD may be subject to regulation (See Risk Factors, Item IA).

Our business intends to participate in the research and development of (1) varieties of various species of cannabis, including hemp; (2) the pharmacological benefits of cannabis species, including hemp; (3) the methodology of both indoor and outdoor cultivation methods; (4) the variety of technology used for cultivation and harvesting of different species of cannabis, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) new hydroponical techniques for use in cultivating produce such as fruits, berries and vegetables; (6) different cannabinoids within the cannabis species and the possible health benefits thereof; and, (7) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

Our business plan intends on only engaging within states and/or countries that have lawfully allowed and permitted the legal use of medical and/or recreational cannabis and/or hemp and its molecular compounds and resulting products.

In conjunction with the Company’s overall research and development in the cannabis field and industry, in general, the Company may or may not become directly or indirectly involved in any actual delta-9 tetrahydrocannabinol (“THC”) research. This will depend upon future legalities and proper approvals. As of the date of this filing, the Company is not engaged in any direct or indirect delta-9 tetrahydrocannabinol (“THC”) research, and has no immediate plans to initiate or participate in any such research. It is anticipated that should the Company engage within the THC aspect of the industry, in the near future, it will solely be as a landlord, or as a possible developer, distributor or lessor in the technology or software industry. In any event, the Company will only be engaged with licensed, lawful and compliant operator(s) within a legalized state .

The Company has retained Craig A. Brand, Esq. to help ensure legal compliance within the cannabis field, and to verify the legal compliance, authenticity and veracity of any third-party the Company may engage with to do business with within the cannabis industry as a whole.

In addition to strict compliance with state laws and regulations in those jurisdictions where cannabis is legal for recreational or medical use , the Company’s research and development activities intend to comply with the parameters of a recent 9th Cir. Federal Appellate Court decision, United States v. McIntosh, 2016 DJDAR 8484 (Aug. 16, 2016), which held: “the U.S. Department of Justice cannot spend money to prosecute federal marijuana cases if the defendants comply with state guidelines that permit the drug's sale for medical purposes”. This ruling is consistent with Congress’s passing of its current budget rule, and The Omnibus Appropriations Act, also known as the “Rohrabacher–Farr Amendment,” which prohibits the DOJ from using federal funds to interfere in the implementation of state marijuana regulations. The Court reasoned that “if the DOJ punishes individuals for engaging in activities permitted under state law (such as the use, cultivation, distribution and possession of medical marijuana), then the DOJ is preventing state law from being implemented as a practical matter.” “By officially permitting certain conduct, state law provides for non-prosecution of individuals who engage in such conduct. If the federal government prosecutes such individuals, it has prevented the state from giving practical effect to its law providing for non-prosecution of individuals who engage in the permitted conduct."

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Industrial Hemp

The Company may also choose to enter the industrial hemp space. The Company is exploring options to vertically integrate hemp with its patent pending hempSMART Brain product, to enable the Company to conduct research and development into the developmental control of hemp production from seed to finished product for sale, and to maintain control and profitability over the entire processing.

With the passage of the 2014 Farm Bill, Congress differentiated industrial hemp from marijuana plants. Section 7606 of the 2014 Farm Bill authorized the growth, cultivation and marketing of industrial hemp under agricultural pilot programs in states that have legalized such activities. States with permitting agricultural programs may authorize, upon the granting of an applicant’s application, the issuance of a State license to lawfully participate under the 2014 Farm Bill’s hemp program.

On August 11, 2016, a Statement of Principles on Industrial Hemp (the “Statement”) was issued by the Office of Secretary of the U.S. Department of Agriculture (“USDA”), the Drug Enforcement Administration (“DEA”) of the U.S. Department of Justice (“DOJ”) and the Food and Drug Administration (“FDA”) of the Department of Health and Human Service (“HHS”). On this date, Jonathan Miller, Esquire, of the firm Frost Brown Tod, Lexington, KY., and co-signed by Joseph Sandler, Esquire, of the firm Sandler Reiff Lamb Rosenstein & Birkenstock, Washington, DC., provided to the Members of the Kentucky Hemp Industry Counsel, a legal Opinion on the U.S. Federal Agency Statement of Principles. This legal opinion including the following statement:

As we outlined comprehensively in our Opinion on the Legal Status of Industrial Hemp, dated December 21, 2015 and attached as Appendix B (“our December Opinion”), the Agricultural Act of 2014, P.L. No. 113-79 (the “2014 Farm Bill”) and the Consolidated Appropriations Act for FY 2016 (the “Omnibus Law”) constitute a sweeping legal revolution for the industrial hemp crop. Taken together, the two laws ensure that individuals and firms that are engaged in authorized agricultural pilot programs should be permitted to grow, cultivate, transport, process, sell and/or use industrial hemp under the guidelines and regulations of state law, without interference from agencies using federally-authorized funds.

The Omnibus Appropriations Act of 2016, P.L. 114-113, 129 Stat. 2242, was enacted into law on December 18, 2015. One of the provisions of that act prohibits use of federal funds to “prohibit the transportation, processing, sale, or use of Industrial Hemp that is grown or cultivated [under the Agricultural Act of 2014].” P.L. 114-113, § 763, 129 Stat. 2285. Federal case law supports this interpretation and would allow the dissemination of hemp across state lines or support the notion that the Federal agencies are not permitted to use federal funds to impede such transportation.

The Company’s position is that the industrial hemp plant, with a THC concentration of three-tenths of a percent or less by dry weight, has no potential for abuse, as it does not cause any psychoactive effect, as has been established by numerous studies, and its growth has been sanctioned by the foregoing laws and policies. Nonetheless, Company intends on engaging in the raw hemp and extract industry only in compliance with permitting state’s and their Department of Agriculture Programs and with the final approval of its legal counsel. Final products shall be sold and certified as THC free.

hempSMART

The Company, through its wholly owned subsidiary H Smart, Inc., launched its hempSMART™ division in 2016, focused on the development and sale of lawfully permissible industrial hemp based products specifically grown with an enriched CBD (Cannabidiol) molecular composition with a THC concentration of three-tenths of a percent or less by dry weight. The Company provides product sourcing, branding, payment, distribution, and knowledge through a direct sales structure to maintain customer loyalty and capture market share.

We are currently a publicly listed company whose common stock is quoted on the OTC Markets (PINK) Exchange under the symbol “MCOA.”

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The Company has never been the subject of any bankruptcy, receivership or similar proceeding.

History

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints, the "Mormons." On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc.

From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications, offering both convenience and value to consumers, as well as unique marketing opportunities and reduced operating costs to businesses. The Company’s strategy focused on the following:

•       Creation and development of Internet niche portals, with an emphasis on special Internet web sites. The Company developed audio and video delivery software over the Internet, with the goal of designing and implementing each portal to meet the tastes, interests and demands of its target audiences;

•       Creation and development of content and design for the Internet web site: “Digitalmen.com.” Digitalmen.com was a web site that was targeted at men between the ages of 18 and 45. The website featured products and services in the areas of cars, bars, men's fashion, restaurants, finance, dating, greeting cards, community chat and message boards;

•       Creation and development of “LiquidationBid.com,” a business-to-business "e-marketplace" for liquidating businesses inventories. The portal was designed to match buyers and sellers of excess goods and services in a virtual marketplace;

•       Creation and development of “Desitv.com.” DesiTV.com was intended to be the first digital entertainment network targeted to South Asians (including, Pakistan, India, Bangladesh, Sri Lanka, Nepal), and was believed to be the first South Asian channel to broadcast rich media content over the Internet;

•       Creation and development of “Machmail.com.” The Company’s concept was to develop a communication portal which integrated a number of different functionalities in an easy to use graphical user interface including: the ability to translate emails into French, German, Spanish, and Chinese, initially, in route to its destination; and, the ability to have a homepage which could display data from multiple user accounts that a user might access by inputting one password as opposed to going to different locations and inputting different passwords;

•       Essential Tec, Inc. ("Essential Tec"), a wholly-owned subsidiary of the Company, was formed as an information technology services Company with a technical labor force in Pakistan. Essential Tec utilized an offshore infrastructure to provide managed software solutions with a specific focus on web related technologies and solutions. Essential Tec's software engineers provided high quality, cost-effective services to clients in a resource-constrained environment. Essential Tec's services included E-Commerce Solutions, e-Procurement applications, auctioning engines, and several other web based solutions. Essential Tec sold and marketed its services and products from its offices based in Santa Monica, California; and,

•       The Company filed for trademark protection for the trade term “Webfomercials.” It also applied to trademark its slogans "solutions for the e-conomy" as well as "man's final destination."

On March 25, 2002, the Company acquired all of the issued and outstanding shares of TeleWrx, Inc., a Florida corporation, and development stage entity specializing in the sale and marketing of telecommunications products and services through the utilization of network marketing.

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In 2009, the Company changed its business plan and began business operations as a mining exploration company, taking the following actions:

•       The Company organized a wholly owned subsidiary, Elmswba Investment Corporation, as a development company implementing the Company’s mining initiatives in Canada;

•       On February 27, 2009, the Company acquired six mining claims (named "Golden Tea Cup Project") located in Cairo and Alma Townships, in the Province of Ontario, Canada, through Elmswba Investment Corporation. The Company further agreed to grant the vendor a 3% net smelter return, with a buy back right for one third at any time for $4,000,000;

•       On March 24, 2009, the Company entered into an agreement to purchase 100% interest in certain unpatented mining claims located in La Paz County, in the State of Arizona collectively referred to as the "Eagle Nest" property claims. The vendor was entitled to a net smelter return of 3% of the revenues received from the claims;

•       On June 16, 2009, the Company acquired five mining claims (named the “Golden Twist Property Claims" located in Powell Township, in the Province of Ontario, Canada through Elmswba Investment Corporation. The Company further agreed to grant the vendor a 3% net smelter return, with a buy back right for one half at any time for $1,500,000.

•       On June 16, 2009, the Company acquired two additional claims adjacent to the Golden Twist Property Claims in Powell Township from through its Ontario, Canada through Elmswba Investment Corporation;

By 2012, the Company had spent approximately $225,000 in exploration costs to exploit its mining claims, but could not pay for the environmental remediation costs associated with the business, and changed its business plan to focus on providing wholesale food services. The Company’s business focused on the marketing of its “Majestic Menu” of food service items to the hospitality and food service industry via an on-line internet site, where individuals could purchase retail direct from food distributors via credit cards and commercial accounts. The Company owned the software and intellectual property related to the “Majestic Menu” by license, and by virtue of its license agreement agreed to pay a 3% royalty on sales to the licensor.

The Company changed its business plan again in 2013, cancelling its license agreement with “Majestic Menu” in favor of again conducting business in the mining exploration sector. The Company entered into a Stock Purchase Agreement with CJSC Sintek, Inc., a mining and exploration company, to acquire 100% of Sintek’s shares for an aggregate price of $4,300,000 paid by the issuance of 200,000,000 shares of common stock with a one year restriction at a value of $.02 per share, and the balance of the purchase price of $300,000 paid in three installments of $100,000 each commencing on or before March 15, 2014, the second installment by May 15, 2014, and the last installment by June 15, 2014. However, on November 14, 2014 the Company terminated its agreement with Sintek Inc., and as a result, the transaction was reversed due to lack of financing. The stock issued in the amount of 200,000,000 restricted common shares was cancelled.

On June 26, 2014, the Company announced the signing of a Purchase Agreement with Grant Ltd. for the acquisition and licensing of facilities subsoil for Mine “Duet” Ltd., a producing property of lode gold in the Ust-Maya District, Republic of Sakha (Yakutia) in the Russian Federation. Subject to the terms and conditions of the Agreement, the Company agreed to acquire 100% of the rights, licenses and claims of Mine “Duet” Ltd. from Grant Ltd., for the aggregate consideration of $2,500,000 paid by 50,000,000 shares of restricted Common Stock of the Company at a value of US $.05 per share. The Closing of the proposed acquisition was scheduled for August 15, 2014. However, the Company did not close this transaction and the agreement was terminated as a result.

On July 2, 2014, the Company announced the signing of a Letter of Intent with Grant Ltd. for the acquisition and licensing of facilities subsoil for Mine "Drazhnik" Ltd., a producing property of lode gold in the Ust-Maya District, Republic of Sakha (Yakutia) in the Russian Federation. The Company's initial due diligence was significant to support the signing a second letter of intent to enter a purchase agreement with Grant Ltd. on or before August 30, 2014. Based upon further due diligence conducted by the Company and negotiations with Grant, Ltd., the Company ultimately determined not to close this transaction.

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On June 30, 2015, the Company announced the re-acquisition of the “Majestic Menu” license focused on the marketing of its “Majestic Menu” of food service items to the hospitality and food service industry via an on-line internet site, where individuals could purchase retail direct from food distributors via credit cards and commercial accounts. The Company owned the software and intellectual property related to the “Majestic Menu” by license, and by virtue of its license agreement agreed to pay a 3% royalty on sales from the licensor.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000.00. The purchases by Messrs. Steinberg and Larsen were in equal amounts. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The former officers and directors of the Company resigned concurrent with the new appointments. By virtue of Messrs. Steinberg and Larsen’s stock purchase and appointment to the Company’s Board of Directors, a purchase or sale of a significant amount of assets not in the ordinary course of business and a corresponding change of control occurred. The Company reported the change of control in its September 30, 2015 quarterly report filed with the OTC Markets. Thereafter, the Company’s business plans and operations changed to focus on the legalized hemp more fully discussed in this filing. The Company changed its name and trading symbol on December 1, 2015.

Principal Products and Services & Their Markets.

The Company offers its products and services through its wholly owned subsidiary, H Smart, Inc. (d.b.a.: HempSMART).

hempSMART

In 2016, the Company launched its hempSMART division by forming H Smart, Inc., as a wholly owned subsidiary. H Smart, Inc. was formed on September 21, 2015, as a Delaware corporation, and its sole asset and operation was the ownership of the hempSMART brand and related research and development into legal industrial hemp cannabidoil (CBD) derived products. These products are non-psychoactive. Company’s product manufacturer only uses certified THC free, CBD Full Spectrum Oil. Company is interested in developing its own THC removal system as intellectual property or cultivating a hemp seed with a molecular blocker to the THC molecule. The focus of the hempSMART division is the development of products utilizing non-psychoactive Full Spectrum Hemp Oil, enriched with CBD or with CBD isolate containing no THC.

The Company’s first product under its hempSMART division is “hempSMART Brain”, a proprietary formulated personal care product encapsulated with enriched non-psychoactive industrial hemp derived CBD as the core ingredient. This encapsulation is combined with other high quality, proprietary ingredients to compliment CBD to support brain wellness. The Company’s second formulated product, “hempSMART Pain” is a personal care product focused on supporting joint health and flexibility taken orally in a gel capsule or by rubbing cream and is currently in production with an expected release in the third quarter of 2017. The Company has a number of other hempSMART products in research and development, and intends to broaden hempSMART’s product offerings to include other formulated personal care products targeting, sleep, mood swings, mental care, nausea, anxiety, body care, cosmetics, inflammation, and a line of branded merchandise using the hempSMART name. In order to grow and develop the hempSMART brand name, the Company intends to use the trade name hempSMART in conjunction with each of its new formulated personal care products. Thus, for example, the Company’s sleep product would be called “hempSMART Sleep.” The Company assembled an advisory board consisting of product developers, scientists and doctors to design and evaluate new hempSMART products as each is developed and tested prior to launch.

Manufacturing and Distribution Methods of Our Products

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The Company’s hempSMART product manufacturing is conducted by Equinox Nutraceutical (“Equinox”) in Lindon, Utah. As a manufacturer, Equinox generally implements and follows good manufacturing practices (GMP) and processes that ensure the quality of our manufactured products. Equinox also provides verified product testing of formulated components and finished products through a third-party lab to ensure quality control.

Customers can order hempSMART products directly through the hempSMART web site (https://www.hempSMART.com) or through any hempSMART “Affiliate.” The Company actively encourages individuals to become hempSMART Affiliates by signing up on its web site. Once qualified, Affiliates earn discounts on hempSMART products, and can earn commissions and discounts on future hempSMART products and orders, providing entrepreneur Affiliates a means of maximizing business opportunities in the rapidly emerging cannabis industry through the Company’s affiliate sales program.

In anticipation of establishing and expanding its hempSMART sales affiliate program, the Company acquired a license from MultiSoft Corporation, a Florida corporation (“MultiSoft”), to use its MarketPowerPro system software (“MarketPowerPro”). MarketPowerPro is a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates, and calculates and accounts for loyalty and rewards benefits for returning customers. MarketPowerPro is compliant with Payment Card Industry financial standards for maintaining security regarding payment transactions conducted over the internet using credit cards. MultiSoft also independently monitors licensee websites hosting MarketPowerPro to ensure that licensee websites are compliant and are invulnerable to being compromised.

On November 1, 2016, the Company contracted with Big Monkey 3PL Logistics to provide for warehousing, packaging, and order fulfillment of its hempSMART products.

Competitive Business Conditions

Our competitors in both the hemp and cannabis spaces, include licensed professional growers and sellers of products and services dedicated to the hemp and compliance regulated cannabis industry, including the cultivation, processing, or retail sale of hemp and cannabis products. We compete in markets where cannabis has been legalized and regulated, which includes various states within the United States, it’s territories as well as within Native Sovereign Nations/Reservations located within the United States of America and Canada. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis products. We believe that by diligently establishing and expanding our brands, product offerings and services in new and existing locations, we will become well established in this growing industry. Additionally, we expect that establishing our product offerings in new and existing locations are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our operations and results.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

On July 12, 2016, the Company contracted with a reputable Colorado and licensed supplier of hemp derived CBD isolate, to provide the Company with the necessary THC free isolate for its hempSMART product development, manufacture and sale. The Company is in further discussions with Colorado’s largest hemp oil extractor and a leader in hemp extraction industry, globally. The Company is negotiating for sufficient THC free Full Spectrum Oil for its intended product line. This new intended supplier holds two extraction patents and is working on a new utility patent for its state of the art THC removal and extraction process.

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The Company also has relationships with various ingredient manufacturers who supply the Company with additives used in developing and producing its current hempSMART Brain product. Significant vendors include Sunland Nutrition of Anaheim California who supplies the Company with vitamin B-12; TR Nutritionals of Alpharetta Georgia who supplies the Company with vitamin B-6; Gnosis USA, Inc. of Doylestown, Pennsylvania who supplies the Company with vitamin B-9; Jiaherb CBD Global Extracts of Denver, Colorado who supplies the Company with water soluble CBD powder; Mineral Resources International of Roy Park, Utah who supplies the Company with trace mineral blends; and PLT Health Solutions of Morristown, New Jersey a supplier of blended herbs including turmeric, ginger root and gooseberry.

 On March 17, 2017, the Company signed a binding joint venture agreement with GateC Research Inc. (“GCR”), a California corporation. GCR has obtained a City/Municipal permit to cultivate cannabis within an approved zone in Adelanto County, California. The Company will not be part of the cultivation or harvest. The joint venture is currently in its development stages and is not yet operational. The Company and GCR intend to optimize collaborative business opportunities in the development and sales of the resulting cannabis products, but only after California finalizes and implements its regulations concerning cannabis in 2018.

The Company’s commitment to the joint venture project is to provide $1,500,000 USD over a six-month period, with a minimum commitment of $500,000 USD within a three (3) month period. The Company has yet to provide this financing, and has received an extension on this commitment until California state regulations concerning cannabis are finalized and implemented in 2018, and the Company is able to obtain the $1,500,000 in the form of equity or debt financing.

On March 16, 2017, the Company entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation operating under the name BV-MCOA Management, LLC (“BV”), a Washington State Limited Liability Company. BV holds an assignable cannabis cultivation license and a lease for real property located in the State of Washington. The joint venture agreement with Bougainville Ventures, Inc., commits the Company to raise one million dollars in order to purchase the property that BV would cultivate and harvest upon. The Company will lease the property to the venture, thus acting solely as a landlord.

Pursuant to the joint venture agreement, the Company’s commitment to raise one million dollars was agreed to be provided based on the following funding schedule:

April 4, 2017	$75,000
April 17, 2017	$125,000
May 1, 2017	$513,750
June 1, 2017	$17,250
July 1, 2017	$19,000
August 1, 2017	$250,000

As of May 23, 2017, the Company made a payment of $75,000 on April 4, but failed to make its required payments on April 17 and May 1, 2017. The Company was thus in default under the terms of the joint venture agreement. On July 17, 2017, the Company paid $300,000 to the joint venture from third-party financing provided by St. George Investments, LLC, a Utah Limited Liability Company (“St. George”), discussed below.

On July 3, 2017 the Company entered into a secured convertible promissory note with St. George for the receipt of funds in the gross amount of $752,500.00. The principal amount due under the note, including interest at the rate of 10% per annum, is due 6 months after execution, or on January 3, 2018. The funding will occur in four tranches as follows: $422,500.00 upon execution; $27,500 within thirty days; $27,500 within sixty days; and, $275,000 within ninety days. From the gross amounts noted above under the promissory note, the Company agreed to pay costs, fees and charges of St. George, including an original issue discount ("OID") of $67,500, and a $10,000 payment for St. George’s legal, accounting and related transaction costs. After the Company’s payment of these costs, fees and charges, the amounts received by the Company in the four tranches under the promissory note will be reduced to $375,000.00 upon execution; $25,000 within thirty days; $25,000 within sixty days; and, $250,000 within ninety days. The note is partially secured by a lien interest on the land presently owned by Bougainville Ventures, Inc.

St. George Investments, LLC has the right to convert amounts due under the note into restricted common stock at price of $0.04 cents per share. However, in the event the Company’s market capitalization (as defined) falls below $35,000,000, the conversion rate is 60% of the 3 lowest closing trade prices during the 20 trading days immediately preceding the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The funding will occur in four payments as follows: $375,000.00 upon execution; $25,000 within thirty days; $25,000 within sixty days; and, $250,000 within ninety days. The note is partially secured by a lien interest on the land presently owned by Bougainville Ventures, Inc. A copy of the Convertible Promissory Note was attached to the Company’s Quarterly Report on Form 10-Q filed on August 21, 2017 as Exhibit 10.4.

The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

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On August 4, 2017, the Company entered into a forbearance agreement with St George Investments LLC, due to the Company’s alleged breach of certain default provisions of the secured promissory note entered into with St George on July 3, 2017. The alleged breach occurred due to the Company entering into an investment agreement with Tangiers Global, LLC (“Tangiers”) on July 15, 2017 wherein the Company issued a fixed convertible promissory note to Tangiers. Due to the alleged breach, St George has the right, among other things, to accelerate the maturity date of the note, increase interest from 10% to 22% and cause the balance of the outstanding promissory note to increase due to the application of the default provisions. A copy of the Forbearance Agreement was attached to the Company’s Quarterly Report on Form 10-Q filed on August 21, 2017 as Exhibit 10.5.

St George agreed to refrain and forbear from bringing any action to collect under the promissory note, including the interest rate increase and balance increase, with respect to the alleged default. As consideration of the forbearance, the Company agreed to accelerate the installment conversions from 1 year to 6 months and to add an additional OID of $112,875, which will be considered fully earned as of August 4, 2017, nonrefundable and to be included in the first tranche. The Company and St George ratified the outstanding balance, after the added OID and accrued interest, of $868,936 as of August 4, 2017.

On November 6, 2017, pursuant to Section 12.9 of the Agreement, the Registrant and Bougainville entered into a written amendment which reduced the Registrant’s funding obligation from one million dollars ($1,000,000) to eight hundred thousand dollars ($800,000), and separately required the Registrant to issue to Bougainville fifteen million (15,000,000) shares of its restricted common stock pursuant to the Reg. D exemption from registration pursuant to the 1933 Securities and Exchange Act.

On November 7, 2017, the Registrant paid Bougainville $425,000, equaling total payments to Bougainville of $800,000 consistent with the amended Agreement.

Dependence on One or a Few Major Customers

Currently the Company is not dependent on any specific customers for a majority of its business, and expects to generate revenues through its own sales of hempSMART Brain and other developed hempSMART products and Affiliate sales through the Company’s affiliate sales program.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

On October 3, 2016, Company filed an application for the issuance of a registered trademark for hempSMART. As of the date of this filing, the U.S. Patent and Trademark Office is processing the Company’s application for a registered trademark.

On July 18, 2016, the Company filed a patent application for its proprietary formulation for hempSMART Brain, and retained Levisohn Berger, an intellectual property law firm in New York City, for patent representation.

Although we believe our hempSMART products to be exempt from being regulated as a Schedule 1 drug under the CSA, the U.S. Patent and Trademark Office may disagree and disallow us protection for our hempSMART brand and related products (See Item IA - Risk Factors).

Need for Any Government Approval of Principal Products or Services

Regarding the Company’s joint venture with BV, the venture possesses an I-502 cultivation license to grow Cannabis on the subject real property in the State of Washington and retained a cannabis attorney to ensure state compliance. However, the joint venture project is in its development stages pending the completion of funding for the joint venture, and the beginning of cultivation by the license holders. The Company shall not participate in the actual cultivation or harvest. The Company shall engage itself within this venture as the landlord. Once operations commence, the BV joint venture will have to comply with various local, state and federal laws and regulations concerning its operation. For example, building, plumbing, mechanical, electrical and fire codes are enforced by the local Washington State government jurisdiction where the cultivation operation is located. The venture will need to apply for and obtain all necessary permits and zoning approvals. Washington State enacted various environmental regulations governing air, water and waste control in grow operations. The Washington State Department of Ecology regulates air quality. Because the production and processing of marijuana can impact air quality, produce odorous emissions, and/or cause off-site nuisance impacts due to odor, the joint venture is subject to air quality requirements. These requirements include, but are not limited to, notice of construction permits, and registration program and fee requirements. Additional regulations include, but are not limited to: procedures used for disposal of marijuana solid waste that is not "dangerous waste"; disposal of solvents, pesticides, fertilizers and materials classified as "dangerous waste"; and, compliance with security regulations safeguarding grow facilities. The Company shall by contract require the operator and license holder to be aware and comply with all Federal occupational safety and health regulations, State and local rules, regulations and compliance issues concerning their requirements while at the real property and within the facility, and indemnify the Company from violations. Operator shall be required to comply with all State and municipal cannabis ordinances, rules, laws and regulations.

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Regarding the Company’s Adelanto, California joint venture, the State of California recently proposed regulations for public comment regarding the licensing and operations of new grow facilities in California. These regulations are not final and may change prior to their final enactment. California state licenses for Cannabis cultivation are to be issued in California, January 1, 2018.

Government Regulation of Cannabis and the Effect of Existing or Probable Governmental Regulations on the Company’s Business:

The Company is not directly cultivating, harvesting, selling or extracting cannabis. The Company intends to conduct its research and development business around those who are in fact cultivating, harvesting or extracting cannabis. The Company is not at this time a cannabis license holder and is not placing itself within the confines and legal duties and responsibilities of a licensed cannabis cultivator, delivery, or retail outlet. As the Company is not a cannabis license holder, nor presently applying for one, those related governmental regulations would not apply. However, banking regulations may apply to the Company as it does business with cannabis related entities. The Company is presently exploring its options with certified and compliant non-financial banking institutions.

The Company may in the short future look to become more directly involved within the legal, licensed and regulated hemp industry. Presently, there is significant movement within the United States Congress and Senate to remove and distinguish industrial hemp from its cousin species which contains in excess of 0.3% THC. There are several bills before Congress now, including the 2017 Farm Bill, which if passed would remove and distinguish hemp with a THC percentage at or below three-tenths of a percent from the CSA. Presently, cannabis as a species of plant resides as part of the Controlled Substance Act, “CSA”. See, 21 U.S.C. Sec. 812(c), and 21 C.F.R. Sec. 1308.11(23) and (31). However, when the CSA was written the multitude of varieties of cannabis were not known or not taken into account, and neither was the host of molecules contained within various varieties such as hemp and the benefits therefrom once extracted from the plant free of the psychotropic molecule (THC).

Hemp based CBD is derived from Industrial Hemp, and is protected pursuant to the Congressionally passed 2014 Farm Act. CBD is not specifically set forth within the CSA. There is a long standing legal argument that what Congress has not specifically set forth would be a legal omission from the United States Code (USC) and therefore not part of the Schedule 1 Substance list at all. With the passage of the 2014 Farm Bill, Congress differentiated industrial hemp from marijuana plants. Section 7606 of the 2014 Farm Bill authorized the growth, cultivation and marketing of industrial hemp under agricultural pilot programs in states that have legalized such activities. States with permitted agricultural programs may authorize, upon the granting of an applicant’s application, the issuance of a State license to lawfully participate under the 2014 Farm Bill’s hemp program. Such licenses and registrations have been granted to companies such as Whole Hemp Company d/b/a Folium Bio-Science, with extraction operations in the state of Colorado and with whom Company is negotiating legal business with. Such licensed and regulated hemp oil extractors and farmers are the only suppliers of such oils that the Company purchases and renders its finished products made from. The Company plans to contract with a third-party Colorado distributor for Company’s hemp product’s and their sale and distribution. As of the date of this filing, no such contract has yet been entered into.

The 2014 Farm Bill, passed by Congress, further discussed stopping the use of federal funds to impede hemp activities. Congress made a distinction or an exemption between the classifications of “cannabis as ‘marijuana’” and “industrial hemp” as defined.

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On August 11, 2016, a Statement of Principles on Industrial Hemp (the “Statement”) was issued by the Office of Secretary of the U.S. Department of Agriculture (“USDA”), the Drug Enforcement Administration (“DEA”) of the U.S. Department of Justice (“DOJ”) and the Food and Drug Administration (“FDA”) of the Department of Health and Human Service (“HHS”). On this date, Jonathan Miller, Esquire, Frost, Brown Tod, Lexington, KY., and Co-signed by Joseph Sandler, Esquire, Sandler Reiff Lamb Rosenstein & Berkenstock, Washington, DC., provided to the Members of the Kentucky Hemp Industry Counsel, a legal Opinion on the U.S. Federal Agency Statement of Principles. This legal opinion provided:

As we outlined comprehensively in our Opinion on the Legal Status of Industrial Hemp, dated December 21, 2015 and attached as Appendix B (“our December Opinion”), the Agricultural Act of 2014, P.L. No. 113-79 (the “2014 Farm Bill”) and the Consolidated Appropriations Act for FY 2016 (the “Omnibus Law”) constitute a sweeping legal revolution for the industrial hemp crop. Taken together, the two laws ensure that individuals and firms that are engaged in authorized agricultural pilot programs should be permitted to grow, cultivate, transport, process, sell and/or use industrial hemp under the guidelines and regulations of state law, without interference from agencies using federally-authorized funds.

The issuance of the Statement of Principles by the three federal agencies most involved in these issues – the USDA, the DEA and FDA – brings that valued sense of certainty to individuals and firms involved in the industrial hemp business. Further, clarity provided by the Statement brings several items of good news to hemp farmers and firms:

•	While initially, the DEA rejected a clear understanding of the 2014 Farm Bill that institutions of higher education and state departments of agriculture could contract out hemp pilot projects to private farmers and business – requiring us to go to federal court to clarify – the Statement clearly acknowledges that private “persons licensed, registered, or otherwise authorized” by state agriculture departments and “persons employed by or under a production contract or lease” with colleges and universities may participate in pilot programs.

•	Moreover, in the most welcome portion of the Statement, authorized pilot program participants “may be able to participate in USDA research or other programs to the extent otherwise eligible for participation in those programs.” We believe that this broad language for the first time opens up duly registered pilot projects to be eligible for loans, grants, certification programs, and the wide variety of other opportunities made available to farmers and agri-businesses at USDA and its sub-agencies.

•	These federal agencies also for the first time acknowledge that, as part of marketing research programs, “industrial hemp products can be sold” in or among states with pilot programs. This recognition, which reflects clear authorization by the 2014 Farm Bill and the Omnibus Law, will not only give hemp farmers and businesses confidence that they can sell their products; but perhaps more importantly, provides much needed assurance to financial institutions that such commerce is legal, and that they can facilitate financial transactions in the industry.

•	The Statement makes clear that the FDA will continue to oversee “marketing claims” and the “process for drug applications,” while the Controlled Substances Act will still apply to “the manufacture, distribution, and dispensing of drug products.” Accordingly, the advice we shared in our December Opinion is confirmed: Firms engaged in producing hemp products for human consumption should not market their products as a “drug” nor make any medicinal claims without prior FDA approval. However, there are no blanket prohibitions on any other kind of sale of hemp-based consumable products such as cannabidiol (“CBD”), nor even any mention of CBD in the Statement.

CBD is mentioned in a separate DEA letter also released on August 11, 2016 rejecting petitions recently filed regarding the rescheduling of marijuana. That letter, which imprecisely describes CBD as “a constituent part of marijuana” focused exclusively on FDA-authorized clinical trials of CBD, and CBD’s potential for medical use, again is legally distinguishable from its sale without medicinal claims. (Emphasis added).

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The Company is presently formulating product(s) that are free of THC. The hemp substance found within its hempSMART Brain formulation is that of a THC free, CBD isolate; meaning only the CBD molecule is extracted from the plant.

Our Research and Development Activities Over the Last Two Fiscal Years

Over our last two fiscal years, our research and development activity was focused on the formulation of our first hempSMART product: hempSMART Brain. To date, and over the last two fiscal years, our research and development costs were $62,000, all in connection to research and development activity concerning hempSMART Brain. We expect to conduct additional research and development as the Company expands its hempSMART line of products.

Costs and effects of Compliance with Environmental Laws

As of the date of this filing, the Company is developing its joint venture with BV in the State of Washington. The BV venture is not yet fully capitalized. However, if and when capitalized, would place Company in the position of a landlord, paid by fixed fee, and its venture partner a cannabis related entity in a long-term lease arrangement. Once fully funded, the joint venture will have to comply with various Washington state environmental regulations governing air quality, water quality, water resources and waste management (see “Need for Any Government Approval of Principal Products or Services”). As of the date of this filing, the estimated costs of compliance are unknown.

The Company’s Adelanto, California joint venture with GateC Research, Inc. is in development and is pending funding in anticipation of operations commencing in 2018 after California regulations are finalized concerning cannabis. The Company will not be a license holder nor operate within the cultivation and harvest aspects. The terms and conditions of the venture shall depend upon compliance with the state and municipal laws once finalized within California. The Company shall participate within the realm of the technology, science, IP, and software. The ultimate scope of these regulations, includes costs and effects are unknown at this time.

All administrative activities of the Company have been conducted by corporate officers from either their own offices or homes and at the Company’s office located at 1340 West Valley Parkway, Suite #205, Escondido, CA 92029.

EMPLOYEES

As of December 31, 2016, the Company has three employees.

ITEM 1A.	RISK FACTORS

Our business involves a number of very significant risks, including but not limited to various areas of the cannabis industry being illegal under Federal Law and susceptible to aggressive prosecution from the U.S. Attorney General. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You should invest in our common stock only if you can afford to lose your entire investment. Your decision to invest in our common stock should only be made after you have knowingly accepted the possibilities of such a loss and the associated risks, including our business being so close to the Federally illegal cannabis industry, including various states where hemp and marijuana are still not legal for commercial purposes and sale.

Risks Related to Our Business

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Because we have only recently begun our hempSMART operations, and our other ventures are in the development stage or not of yet capitalized, we anticipate our operating expenses will increase prior to earning revenue, and we may never achieve profitability:

The Company launched its first product, hempSMART Brain, in November, 2016. As we continue to conduct research and development of other hempSMART products, we anticipate increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) research and development, (iii) advertising and website development, (iv) legal and accounting fees at various stages of operation, (v) joint venture activities, (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

Failure to raise additional capital to fund operations could harm our business and results of operations:

Our primary source of operating funds from 2015 through the June 30, 2017 quarter end has been from revenue generated from proceeds from the sale of our common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2017 and beyond as it develops its business model. The Company has stockholders' deficiencies at December 31, 2016 and requires additional financing to fund future operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

Marijuana, Cannabis and CBD are illegal under federal law

Marijuana, cannabis and CBD are Schedule 1 controlled substances and are illegal under federal law, specifically the Controlled Substances Act (21 U.S.C. § 811). Even in states that have legalized the use of marijuana, its sale and use remain violations of federal law. The illegality of marijuana under federal law preempts state laws that legalize its use. Therefore, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

Our business is dependent on laws pertaining to the cannabis industry:

Cannabis, marijuana and CBD are illegal under federal law, and are “Schedule 1” drugs under the Controlled Substances Act (21 U.S.C. § 811). As Schedule 1 drugs, cannabis, marijuana and CBD are viewed as being highly addictive and having no medical value. The United States Drug Enforcement Agency enforces the Controlled Substances Act, and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the Controlled Substances Act is determined based on the specific predicate violations, including but not limited to: simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the Controlled Substances Act can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

The federal government recently issued guidance to federal prosecutors concerning marijuana enforcement under the Controlled Substances Act (CSA). On January 4, 2018, Attorney General Jeff Sessions issued a memorandum for all United States Attorneys concerning marijuana enforcement. Mr. Sessions rescinded all previous prosecutorial guidance issued by the Department of Justice regarding marijuana, including the August 29, 2013 memorandum by James Cole, Deputy Attorney General (the “Cole Memorandum”).

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The Cole Memorandum previously set out the Department of Justice’s prosecutorial priorities in light of various states legalizing marijuana for medicinal and/or recreational use. The Cole Memorandum provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of marijuana, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of marijuana outside of the regulated system and to other states, prohibiting access to marijuana by minors, and replacing an illicit marijuana trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provided that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing marijuana-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

By rescinding the Cole Memorandum, Mr. Sessions injected material uncertainty as it relates to how the Department of Justice will evaluate marijuana cases for prosecution, and risk into the Company’s business as it relates to the research, development, marketing and sale of its products containing CBD.

Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of marijuana activity based upon factors including: the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

As to the Company engaging in business outside of the jurisdiction of the U.S.A., the Company must first assume that the laws in other country(s), territories or destinations are similar to that of the U.S. Federal Government, however, the Company must then retain competent legal counsel in this outside jurisdiction and insisting that they understand and obtain a copy of these foreign laws and rules and should gain the expertise and representation of a foreign specialist or attorney in the foreign destination being considered prior to engaging in any cannabis, marijuana or hemp business.

Laws and regulations affecting our industry are constantly changing:

The constant evolution of laws and regulations affecting the marijuana industry could detrimentally affect our operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

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Our business is subject to risk of government action:

While we will use our best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations:

We are substantially dependent on continued market acceptance and proliferation of consumers of cannabis, medical marijuana and recreational marijuana. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely encroach, impact or displace the existing market for the current "marijuana pill" Marinol, sold by the mainstream pharmaceutical industry. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting the impending cannabis industry could have a detrimental impact on our business.

The possible FDA Regulation of cannabis marijuana and CBD, and the possible registration of facilities where cannabis is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition:

The FDA has not approved cannabis, marijuana, industrial hemp or CBD derived from cannabis or industrial hemp as a safe and effective drug for any indication. The FDA considers these substances illegal Schedule 1 drugs. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that may contain cannabis, industrial hemp or CBD derived from industrial hemp. Further, The FDA has concluded that products containing cannabis, marijuana industrial hemp or CBD derived from industrial hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. Our products are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning products containing cannabis, marijuana, or CBD derived from industrial hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of cannabis and marijuana; regulations covering the physical facilities where cannabis and marijuana are grown; and possible testing to determine efficacy and safety of CBD. In this hypothetical event, our industrial hemp based products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the cannabis industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

We may have difficulty accessing the service of banks:

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On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and "may not" be prosecuted. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that "it is possible to provide financial services"" to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date, it is not clear if any banks have relied on the guidance and taken on legal marijuana companies as clients. The aforementioned policy may be administration dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, wherein legal marijuana businesses may not have access to the banking industry. Also, the inability of potential customers in our target market to open accounts and otherwise use the service of banks may make it difficult for them to purchase our products.

Banking regulations in our business are costly and time consuming:

In assessing the risk of providing services to a marijuana-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability:

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

The Company’s industry is highly competitive and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete:

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business:

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products and services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products and services. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

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We also expect that new competitors may introduce products, systems or services that are directly or indirectly competitive with us. These competitors may succeed in developing, products and services that have greater functionality or are less costly than our products and services, and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

Our products and services are new and our industry is rapidly evolving:

Due consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis industry. To be successful in this industry, we must, among other things:

•	develop and introduce functional and attractive service offerings;

•	attract and maintain a large base of consumers;

•	increase awareness of our brands and develop consumer loyalty;

•	establish and maintain strategic relationships with distribution partners and service providers;

•	respond to competitive and technological developments;

•	attract, retain and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our products and services are new and are only in early stages of commercialization. We are not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of our products and services may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future products and services fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for the Company will develop or that demand for Company’s products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

The Company’s failure to continue to attract, train, or retain highly qualified personnel could harm the Company’s business:

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The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

If we are unable to attract and retain independent associates, our business may suffer.

Our future success depends largely upon our ability to attract and retain a large active base of independent associates and members who purchase our products. We cannot give any assurances that the number of our independent associates will be established or increase in the future. Several factors affect our ability to attract and retain independent associates and members, including: on-going motivation of our independent associates; general economic conditions; significant changes in the amount of commissions paid; public perception and acceptance of our industry; public perception and acceptance of network marketing; public perception and acceptance of our business and our products, including any negative publicity; the limited number of people interested in pursuing network marketing as a business; our ability to provide proprietary quality-driven products that the market demands; and, competition in recruiting and retaining independent associates.

The loss of key management personnel could adversely affect our business.

We depend on the continued services of our executive officers and senior management team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with certain members of our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

If government regulations regarding network marketing change or are interpreted or enforced in a manner adverse to our business, we may be subject to new enforcement actions and material limitations regarding our overall business model.

Network marketing is subject to foreign, federal, and state regulations. Any change in legislation and regulations could affect our business. Furthermore, significant penalties could be imposed on us for failure to comply with various statutes or regulations resulting from: ambiguity in statutes; regulations and related court decisions; the discretion afforded to regulatory authorities and courts interpreting and enforcing laws; and new regulations or interpretations of regulations affecting our business.

If our network marketing activities do not comply with government regulations, our business could suffer.

Many governmental agencies regulate our network marketing activities. A government agency’s determination that our business or our independent associates have significantly violated a law or regulation could adversely affect our business. The laws and regulations for network marketing intend to prevent fraudulent or deceptive schemes. Our business faces constant regulatory scrutiny due to the interpretive and enforcement discretion given to regulators, periodic misconduct by our independent associates, adoption of new laws or regulations, and changes in the interpretation of new or existing laws or regulations.

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Independent associates could fail to comply with our associate policies and procedures or make improper product, compensation, marketing or advertising claims that violate laws or regulations, which could result in claims against us that could harm our financial condition and operating results.

We sell our products through a sales force of independent associates through our distributors. The independent associates are independent contractors and, accordingly, we are not in a position to provide the same direction, motivation, and oversight as we would if associates were our own employees. As a result, there can be no assurance that our associates will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our associate policies and procedures. All independent associates will be required to sign a written contract and agree to adhere to our policies and procedures, which prohibit associates from making false, misleading or other improper claims regarding products or income potential from the distribution of the products. However, independent associates may from time to time, without our knowledge and in violation of our policies, create promotional materials or otherwise provide information that does not accurately describe our marketing program. There is a possibility that some jurisdictions could seek to hold us responsible for independent associate activities that violate applicable laws or regulations, which could result in government or third-party actions or fines against us, which could harm our financial condition and operating results.

We may be held responsible for certain taxes or assessments relating to the activities of our independent associates, which could harm our financial condition and operating results.

Our independent associates are subject to taxation and, in some instances, legislation or governmental agencies impose an obligation on us to collect taxes, such as value added taxes, and to maintain appropriate tax records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our distributors. In the event that local laws and regulations require us to treat our independent distributors as employees, or if our distributors are deemed by local regulatory authorities to be our employees, rather than independent contractors, we may be held responsible for social security and related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results.

Risks Related to the Company

Uncertainty of profitability:

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for medical and recreational marijuana. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products and services that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.
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•	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

•	The acceptance of the terms and conditions of our services.

•	The amount and timing of operating and other costs and expenses.

•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

•	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

•	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

•	Adverse developments in the efforts to legalize marijuana or increased federal enforcement.

•	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

•	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive:

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are entering a potentially highly competitive market:

The markets for businesses in the medical marijuana and recreational marijuana industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the medical marijuana and recreational marijuana industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

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Although we believe that our hempSMART products are exempt from regulation under the CSA, the U.S. Patent and Trademark Office may disagree and disallow us from obtaining trademark and patent protection for our hempSMART brand and products:

We have applied for a trademark for our hempSMART™ brand and a patent for our hempSMART Brain product. Because our hempSMART Brain product contains CBD, and may be considered an illegal Schedule 1 drug under federal law, the U.S. Patent and Trademark Office may not approve our pending applications for patent or trademark protection for our products, and this could materially affect our ability to establish and grow our brand, hempSMART products and develop our customer base and good will.

If we fail to protect our intellectual property, our business could be adversely affected:

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our products and brands to distinguish our products and services from our competitors' products and services. We rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights, or prevent other parties from developing similar technology or designing around our intellectual property.

Our trade secrets may be difficult to protect:

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary products and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party's relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

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Our lack of sufficient patent and/or trademark or copyright protection and any unauthorized use of our proprietary information and technology may affect our business:

We currently rely on a combination of protections by patents, trademarks, contracts, including confidentiality and nondisclosure agreements, and common law rights, such as trade secrets, to protect our intellectual property. However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from misappropriation in the U.S. and abroad. This risk may be increased due to the lack of certain patent and/or copyright protection. Any patent issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent, or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property rights on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded in the U.S., our technology or other intellectual property may be compromised, and our business could be materially adversely affected. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. We can provide no assurance that we will have the financial resources to oppose any actual or threatened infringement by any third party. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to the payment of damage awards.

Our Business Can be Effected by Unusual Weather Patterns:

The production of some of our products relies on the availability and use of live plant material, which will be grown in California and Washington State. Growing periods can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to harvest cannabis and produce products. In addition, severe weather, including drought and hail, can destroy a crop, which could result in our having no cannabis to process. If we are unable to harvest cannabis through our joint ventures, our ability to meet customer demand, generate sales, and maintain operations will be impacted. Our joint ventures do not presently have insurance against any loss of operations due to weather.

Ordinary and necessary business deduction other than the cost of goods sold are disallowed by the Internal Revenue Services for Cannabis companies under IRC Section 280E:

At this juncture, IRS 280E does not interfere with our businesses model from deducting ordinary and necessary business expenses. However, should Company enter the cannabis industry more directly, this onerous tax burden might significantly impact the profitability of the Company and may make the pricing of its products less competitive.

Risks Related to Our Common Stock

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution:

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 5,000,000,000 shares of common stock, $0.001 par value per share. As of December 31, 2016, there were 1,620,996,998 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

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Trading in our common stock on the OTC Pink Exchange has been subject to wide fluctuations:

Our common stock is currently quoted for public trading on the OTC Pink Exchange. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Utah law, our Certificate of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors:

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Utah or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Utah law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director's liabilities under the federal securities laws or the recovery of damages by third parties.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen:

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares:

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock:

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations for 2016 and 2015.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and supplementary data referred to in this Form 10.

This discussion contains forward-looking statements that involve risks and uncertainties. Such statements, which include statements concerning revenue sources and concentration, selling, general and administrative expenses and capital resources, are subject to risks and uncertainties, including, but not limited to, those discussed elsewhere in this Form 10 that could cause actual results to differ materially from those projected. Unless otherwise expressly indicated, the information set forth in this Form 10 is as of December 31, 2016.

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Converge Global, Inc. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000. The purchases by Messrs. Steinberg and Larsen were in equal amounts. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The former officers and directors of the Company resigned concurrent with the new appointments. By virtue of Messrs. Steinberg and Larsen’s stock purchase and appointment to the Company’s Board of Directors, a purchase or sale of a significant amount of assets not in the ordinary course of business and a corresponding change of control occurred. Thereafter, the Company’s business plans and operations changed to focus on the legalized hemp. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. on December 1, 2015.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

Plan of Operation

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The Company and its three wholly owned subsidiary companies: MCOA CA, Inc. HempSMART, Ltd. and H Smart, Inc. (hempSMART) are based in Escondido, California. Our business involves the research and development of (1) varieties of various species of cannabis, including hemp; (2) the pharmacological benefits of cannabis species, including hemp; (3) the methodology of both indoor and outdoor cultivation methods; (4) the variety of technology used for cultivation and harvesting of different species of cannabis, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) the different cannabinoids within the cannabis species and the possible health benefits thereof; and, (6) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule; the possible development of industrial hemp business and the sale of our hempSMART products through product development, sourcing, branding, and knowledge through a direct sales structure to maintain customer loyalty and capture market share.

The Company also launched its hempSMART division. The focus of the hempSMART division is the development of products designed to improve health utilizing non-psychoactive legal industrial hemp containing less than 0.3% THC, typically utilizing legal industrial hemp containing non-detectable certified 0%, amounts of THC non-psychoactive Cannabinoid oil, also known as “CBD.” The Company’s first product in the hempSMART division is hempSMART Brain, a formulated product encapsulated with CBD as the core ingredient, and combined with high quality, proprietary ingredients to compliment the CBD to support brain health and function. We intend to conduct research and development and release additional hempSMART products targeting general health, sleep, body care, cosmetics and a line of merchandise using the hempSMART name.

COMPARISON OF 2016 TO 2015

Results of Operations - For the year ended December 31, 2016 the Company had a loss from continuing operations before income taxes of approximately $5,402,456 compared to a loss from continuing operations before income taxes of approximately $653,418 for the year ended December 31, 2015. This change is due primarily to increased operating expenses of $4,259,143.

Total Revenues - For the years ended December 31, 2016 and 2015, the Company had total sales of $8,729 and $0, respectively. For the year ended December 31, 2016, revenues included $8,729 in revenues from our hempSMART division and sales of hempSMART Brain. Management plans to expand both its sales efforts for hempSMART Brain and its research and development efforts for additional hempSMART products in 2017.

Costs and Expenses - Costs of sales, include the costs of manufacturing, packaging, warehousing and shipping our hempSMART Brain product. As we develop and release addition hempSMART products, we expect our costs of sales to increase.

Other general and administrative expenses increased approximately $4,465,056 for the year ended December 31, 2016 compared to the year ended December 31, 2015. The increase can be attributed primarily to common stock issued for stock based compensation, and various other general and administrative cost increases, which were comprised of the following:

	2016	2015
Audit Fees	$7,000	—
Marketing and Consulting Fees	770,450	9,516
Legal and Professional Fees	25,550	87,155
Officer's Annual Bonus Expense	2,025,000	—
Officer's Compensation	390,000	—
Stock Compensation	1,473,750	150,000
Website Development Costs	24,577	—
Other G&A	28,055	32,654
Total	$4,744,382	$279,325

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Marketing expenses totaled $770,450 for the twelve months ended December 31, 2016, an increase of $760,934 from $9,516 for the twelve months ended December 31, 2015. This increase primarily related to the Company launching its hempSMART brand in 2016 and hiring numerous marketing consultants and other consultants to help develop the hempSMART website, products, and overall proprietary affiliate marketing platform. The hempSMART brand was not fully developed or launched in 2015 and consequently there were only $9,294 in marketing and consulting expenses in 2015. The marketing expenses were associated with helping to generate the hempSMART brand and the related revenue.

Research and development costs were $62,000 for the year ended December 31, 2016. There were no Research and Development (R&D) related expenses in fiscal year 2015 as the Company experienced a change of control and changed its business model. We expect that R&D will continue to be consistent with 2016 for 2017 and the foreseeable future. The amount of R&D incurred in 2016 related to development of inventory and was expensed as a consulting expense on the Income Statement for the year ended December 31, 2016. Separate disclosure was not material pursuant to ASC 730, Research and Development.

COMPARISON THE INTERIM PERIODS: FIRST QUARTER OF 2017 AND 2016

Results of Operations - The net loss for the quarters ended March 31, 2017 and March 31, 2016 were $18,078,284 and $1,091,498, respectively. The $18,078,284 loss was mainly a combined result of having general and administrative expenses of $17,978,754 in Q1 2017 and $1,091,498 in Q1 2016 and interest expense of $121,721 for the quarter ended March 31, 2017. The primary components of the $17,978,754 in general and administrative expenses for Q1 2017 were as follows: $527,753 of consulting fees, $97,500 in officer’s compensation and $17,218,750 of stock based compensation. The primary components of general and administrative expenses of $1,091,498 for Q1 2016 were as follows: $220,000 in consulting fees, $97,500 in officer’s compensation, $720,000 in stock based compensation. We expect the officer’s compensation to remain constant each quarter and for there to be a decrease in consulting expenses as the Company is striving to compensate more of its consultants with cash rather than stock. During Q1 2016, the Company had access to limited cash reserves and thus needed to compensation consultants with more stock.

The Company’ achieved a gross margin percentage of 43% for Q1 2017 and did not have a gross margin for Q1 2016 as the Company was in the development stage and had not made any sales. The Company expects this gross margin percentage to increase marginally as it achieves greater economies of scale from higher volumes of sales and is consequently able to purchase inventory at lower prices.

There was no interest expense in Q1 2016. Operating expenses increased by $16,884,955 from March 31, 2016 to March 31, 2017 primarily due to stock bonus compensation issued to officer’s amounting to $17,097,500 in expense for Q1 2017, and the Company issuing restricted stock as compensation to independent contractors in the amount of $527,753 for the quarter ending March 31, 2017.

	March 31, 2017	March 31, 2016
Audit Fees	$9,104	—
Marketing and Consulting Fees	557,715	238,684
Legal and Professional Fees	20,033
Officer's Compensation	97,500	97,500
Stock Compensation	17,218,750	720,000
Other G&A	83,652	35,314
Total	$17,978,754	$1,091,498
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Marketing expenses totaled $557,715 for the three months ended March 31, 2017, an increase of $319,031 or 57% from $238,684 for the three months ended March 31, 2015. This increase primarily related to the Company developing and re-launching its hempSMART brand during the first and second quarter of 2017. The re-launch required the Company to hire numerous marketing consultants and other consultants to help develop the hempSMART website, products, and overall proprietary affiliate-marketing platform. The hempSMART brand was not fully developed or launched until 2016 and consequently there were $238,684 in marketing and consulting expenses for the period ended March 31, 2016. The marketing expenses were associated with helping to generate the hempSMART brand and the related revenue.

Research and development costs were $62,000 for the year ended December 31, 2016. There were no Research and Development related expenses in fiscal year 2015 as the Company experienced a change of control and changed its business model.

For the quarter ended March 31, 2017, the Company had $63,026 in cash (December 31, 2016 -$147,486), Accounts Payable of $371,459 (December 31, 2016 - $324,889), accrued compensation of $92,727 (December 31, 2016 - $32,710), notes payable and accrued interest of $7,487 (December 31, 2016 - $7,487), and a stockholder’s deficit of $450,336 (December 31, 2016 - $129,801).

We are a smaller reporting company, as defined by 17 CFR § 229.10(f)(1). As our sales efforts have only recently begun in November, 2016, we do not consider the impact of inflation and changing prices as having a material effect on our net sales and revenues and on income from our operations for the previous two years or from continuing operations going forward.

The Company’ achieved a gross margin percentage of 43% for Q1 2017 and did not have a gross margin for Q1 2016 as the Company was in the development stage and had not made any sales. The Company expects this gross margin percentage to increase marginally as it achieves greater economies of scale from higher volumes of sales and is consequently able to purchase inventory at lower prices.

There was no interest expense in Q1 2016. Operating expenses increased by $16,884,955 from March 31, 2016 to March 31, 2017 primarily due to stock bonus compensation issued to officer’s amounting to $17,097,500 in expense for Q1 2017, and the Company issuing restricted stock as compensation to independent contractors in the amount of $527,753 for the quarter ending March 31, 2017.

For the quarter ended March 31, 2017, the Company had $63,026 in cash (December 31, 2016 -$147,486), Accounts Payable of $371,459 (December 31, 2016 - $324,889), accrued compensation of $92,727 (December 31, 2016 - $32,710), notes payable and accrued interest of $7,487 (December 31, 2016 - $7,487), and a stockholder’s deficit of $450,336 (December 31, 2016 - $129,801).

Liquidity and Capital Resources for the Years Ended December 31, 2016 and 2015

The Company generated a net loss from continuing operations for the years ended December 31, 2016 and December 31, 2015 of approximately $5,402,456 and $653,418, respectively. As of December 31, 20176 and December 31, 2015, the Company had current assets of $240,085 and $0, which included the following as of December 31, 2017 cash and cash equivalents of approximately $147,486; inventory of $83,475; and accounts receivable of $9,124. While the Company believes it has sufficient cash and cash equivalents to carry out its operating plans for the next twelve months, there can be no assurance the Company will be able to successfully execute its plans at the anticipated level or that additional debt or equity financing will not be needed, or will be available on terms acceptable to the Company.

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During the year ended December 31, 2016, the Company met its capital requirements through external financing and the sale of its restricted common stock. The Company has minimal capital requirements for the year ended December 31, 2015 as it was still in the startup phase.

Total Current Liabilities were $369,886 for the year ended December 31, 2016 and $381,773 for the year ended December 31, 2015.

Operating Activities - For the years ended December 31, 2016 and December 31, 2016, the Company used cash for operating activities of $242,014 and $0, respectively. This is due primarily to the Company’s costs of inventory, accounts payable, stock compensation, loss on the settlement of debt and accrued compensation for the year ended December 31, 2016. There was no change in the net cash flow used for operating activities for the year ended December 31, 2015.

Investing Activities - During the year ended December 31, 2016 and December 31, 2015, the Company did not have any changes in cash flow for investing related activities.

Financing Activities - During the year ended December 31, 2016, the Company received $349,500 in cash proceeds from sales of restricted common stock, and $40,000 from the issuance of notes payable. For the Year ended December 31, 2015, the Company did not receive any cash flow from financing related activities.

For the year ended December 31, 2016, the Company had $147,486 in Cash, Accounts Payable of $9,124, accrued compensation of $83,475. The Company had no assets for the year ended December 31, 2015. For the year ended December 31, 2016 the Company had current liabilities of $324,889, compared to $381,773 in liabilities for the prior year ended December 31, 2015. Furthermore, the Company had an accumulated stockholder’s deficit of $9,446,184 and $4,043,728 for the years ended December 31, 2016 and 2015, respectively.

Liquidity and Capital Resources for the First Quarter Ended March 31, 2017 and 2016

The Company generated a net loss from continuing operations for the quarters ended March 31, 2017 and March 31, 2016 of approximately $18,063,515 and $1,091,498, respectively. As of March 31, 2017, and March 31, 2016, the Company had current assets of $158,287 and $22, which included cash and cash equivalents of approximately $63,026 as of March 31, 2017 and $22 as of March 31, 2016; inventory of $80,126 as of March 31, 2017 and $0 as of March 31, 2016; and accounts receivable of $15,135 as of March 31, 2017 and $0 as of March 31, 2016. While the Company believes it has sufficient cash and cash equivalents to carry out its operating plans for the next twelve months, there can be no assurance the Company will be able to successfully execute its plans at the anticipated level or that additional debt or equity financing will not be needed, or will be available on terms acceptable to the Company.

During the quarters ended March 31, 2017 and March 31, 2016, the Company met its capital requirements through external financing and the sale of its restricted common stock.

Operating Activities - For the quarters ended March 31, 2017 and March 31, 2016, the Company used cash for operating activities of $189,565 and $24,978, respectively. This is due primarily to the Company’s costs of inventory, accounts payable and accrued compensation for the quarter ended March 31, 2017 and due to accrued compensation for the Quarter ended March 31, 2016.

Investing Activities - During the quarter ended March 31, 2017, the Company had a total of $79,860 in investing activities that was composed of a $75,000 investment in MoneyTrac Technology Inc. and $4,860 in the purchase of property and equipment. For the Quarter ended March 31, 2016, the Company did not have any investing activities.

Financing Activities - During the quarter ended March 31, 2017, the Company received $85,000 in cash proceeds from sales of restricted common stock, and $99,965 from the issuance of notes payable. For the first Quarter ended March 31, 2016, the Company received $25,000 from the sale of Common Stock.

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For the quarter ended March 31, 2017, the Company had $63,026 in Cash, Accounts Payable of $371,459, accrued compensation of $92,727, notes payable and accrued interest of $7,487, and a stockholder’s deficit of $450,336.

On March 17, 2017, the Company signed a binding joint venture agreement with GateC Research Inc. (“GCR”), a California corporation. GCR has obtained a City/Municipal permit to cultivate cannabis within an approved zone in Adelanto County, California. The Company will not be part of the cultivation or harvest. The joint venture is currently in its development stages and is not yet operational. The Company and GCR intend to optimize collaborative business opportunities in the development and sales of the resulting cannabis products, but only after the State of California finalizes and implements its regulations concerning cannabis in 2018.

The Company’s commitment to the joint venture project is to provide $1,500,000 USD over a six-month period, with a minimum commitment of $500,000 USD within a three (3) month period. The Company has yet to provide this financing, and has received an extension on this commitment until California state regulations concerning cannabis are finalized and implemented in 2018, and the Company is able to obtain the $1,500,000 in the form of equity or debt financing.

On March 16, 2017, the Company entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation operating under the name BV-MCOA Management, LLC (“BV”), a Washington State Limited Liability Company. BV holds an assignable cannabis cultivation license and a lease for real property located in the State of Washington. The joint venture agreement with Bougainville Ventures, Inc., commits the Company to raise one million dollars in order to purchase the property that BV would cultivate and harvest upon. The Company will lease the property to the venture, thus acting solely as a landlord.

Pursuant to the BV joint venture agreement, the Company’s commitment to raise one million dollars was agreed to be provided based on the following funding schedule:

April 4, 2017	$75,000
April 17, 2017	$125,000
May 1, 2017	$513,750
June 1, 2017	$17,250
July 1, 2017	$19,000
August 1, 2017	$250,000

As of May 23, 2017, the Company made a payment of $75,000 on April 4, but failed to make its required payments on April 17 and May 1, 2017. The Company was thus in default under the terms of the joint venture agreement. On July 17, 2017, the Company paid $300,000 to the joint venture from third-party financing provided by St. George Investments, LLC, a Utah Limited Liability Company (“St. George”), discussed below.

On July 3, 2017 the Company entered into a secured convertible promissory note with St. George for the receipt of funds in the gross amount of $752,500.00. The principal amount due under the note, including interest at the rate of 10% per annum, is due 6 months after execution, or on January 3, 2018. The funding will occur in four tranches as follows: $422,500.00 upon execution; $27,500 within thirty days; $27,500 within sixty days; and, $275,000 within ninety days. From the gross amounts noted above under the promissory note, the Company agreed to pay costs, fees and charges of St. George, including an original issue discount ("OID") of $67,500, and a $10,000 payment for St. George’s legal, accounting and related transaction costs. After the Company’s payment of these costs, fees and charges, the amounts received by the Company in the four tranches under the promissory note will be reduced to $375,000.00 upon execution; $25,000 within thirty days; $25,000 within sixty days; and, $250,000 within ninety days. The note is partially secured by a lien interest on the land presently owned by Bougainville Ventures, Inc.

St. George Investments, LLC has the right to convert amounts due under the note into restricted common stock at price of $0.04 cents per share. However, in the event the Company’s market capitalization falls below $35,000,000, the conversion rate is 60% of the 3 lowest closing trade prices during the 20 trading days immediately preceding the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The funding will occur in four payments as follows: $375,000.00 upon execution; $25,000 within thirty days; $25,000 within sixty days; and, $250,000 within ninety days. The note is partially secured by a lien interest on the land presently owned by Bougainville Ventures, Inc. A copy of the Convertible Promissory Note was attached to the Company’s Quarterly Report on Form 10-Q filed on August 21, 2017 as Exhibit 10.4.

The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

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On August 4, 2017, the Company entered into a forbearance agreement with St George Investments LLC, due to the Company’s alleged breach of certain default provisions of the secured promissory note entered into with St George on July 3, 2017. The alleged breach occurred due to the Company entering into an investment agreement with Tangiers Global, LLC (“Tangiers”) on July 15, 2017 wherein the Company issued a fixed convertible promissory note to Tangiers. Due to the alleged breach, St George has the right, among other things, to accelerate the maturity date of the note, increase interest from 10% to 22% and cause the balance of the outstanding promissory note to increase due to the application of the default provisions. A copy of the Forbearance Agreement was attached to the Company’s Quarterly Report on Form 10-Q filed on August 21, 2017 as Exhibit 10.5.

St George agreed to refrain and forbear from bringing any action to collect under the promissory note, including the interest rate increase and balance increase, with respect to the alleged default. As consideration of the forbearance, the Company agreed to accelerate the installment conversions from 1 year to 6 months and to add an additional OID of $112,875, which will be considered fully earned as of August 4, 2017, nonrefundable and to be included in the first tranche. The Company and St George ratified the outstanding balance, after the added OID and accrued interest, of $868,936 as of August 4, 2017.

On November 6, 2017, pursuant to Section 12.9 of the Agreement, the Registrant and Bougainville entered into a written amendment which reduced the Registrant’s funding obligation from one million dollars ($1,000,000) to eight hundred thousand dollars ($800,000), and separately required the Registrant to issue to Bougainville fifteen million (15,000,000) shares of its restricted common stock pursuant to the Reg. D exemption from registration pursuant to the 1933 Securities and Exchange Act.

On November 7, 2017, the Registrant paid Bougainville $425,000, equaling total payments to Bougainville of $800,000 consistent with the amended Agreement.

Critical Accounting Policies - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Notes to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

Income Taxes

The Company recognizes deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled.

Investments

The Company’s securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the year included in earnings. Gains from the sales of such marketable securities are utilized to fund our ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and research and development and implementation of our business plans generally.

Recent Accounting Pronouncements

See Note 1 of the consolidated financial statements for discussion of recent accounting pronouncements.

ITEM 3.	PROPERTIES

We maintain a lease for our principal office located at 1340 West Valley Parkway #205, Escondido, CA 92029. Our lease is for a two-year term and we pay a monthly rent of $1,233.75.

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ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 31, 2016 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our directors and executive officers as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
5% Stockholders:
Caledonian Bank Ltd.	103,500,000	6.38

Named Executive Officers and Directors:
Donald Steinberg, Chief Executive Officer, Director, Treasurer, Secretary	478,803,604	29.5
Charles Larsen, Director	397,727,842	24.5
Robert Hymers, Chief Financial Officer, Director	55,500,000	3.42
Timothy Altvater, Chief Marketing Officer	10,000,000	.06
All executive officers and directors as a group (4 persons)	942,031,446	58.11

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.
(3)	Calculated on the basis of 1,620,996,998 shares of common stock outstanding as of December 31, 2016, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after December 31, 2016.

The following table sets forth information known to us regarding the beneficial ownership of our Class “A” preferred common stock as of December 31, 2016.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Class “A” Preferred Stock	Donald Steinberg 5256 S. Mission Road, 703 #314, Bonsall, CA 92003	5,000,000	50%
Class “A” Preferred Stock	Charles Larsen 333 Washington Blvd., Suite 386 Marina Del Rey, CA 90292	5,000,000	50%

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(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Class “A” preferred common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of December 31, 2016.

Name	Principal Occupation	Age	Director Since
Donald Steinberg	Director, Chairman of the Board	67	2015
Charles Larsen	Director	58	2015
Robert Hymers	Director	33	2016

Donald Steinberg, Director. Mr. Steinberg’s business experience began in 1986 when he developed stock option volatility analysis and trading programs. His work led him to a management position of floor traders on multiple options exchanges, including the Chicago Board of Options Exchange and the Pacific Options Exchange. Ultimately, Mr. Steinberg used his trading and volatility programs to manage options trading centers in Chicago, Philadelphia and California, where he managed and directed floor traders. This experience gave Mr. Steinberg the fundamental knowledge of finance and operations, and gave him insight into the management skills necessary to operate a company with discrete centers and many employees. Beginning in the early 90’s, Mr. Steinberg co-founded Globalcom 2000 and entered into the prepaid phone card business. Globalcom 2000 became one of the largest and fastest growing phone card companies in the United States. Among the many firsts accomplished in that business was an account with 7-11, which Mr. Steinberg personally closed, and which made Globalcom 2000 the first phone card in the country with a corporate logo.

In 1994, Mr. Steinberg developed an interest in the telecom “Callback” business, and co-founded “One World Communications.” Mr. Steinberg subsequently traveled the world, opening up 187 training centers in only 9 months, and created an international multi-level-marketing (“MLM”) global sales force selling telecom services. In 2006, Mr. Steinberg formed Club Vivanet as an International MLM, selling a variety of services. In 2009, he merged Club Vivanet with a publicly traded company. In 2008, Mr. Steinberg recognized the emerging opportunities in the medical marijuana industry, and changed the name of Club Vivanet to Medical Marijuana Inc. (OTC: MJNA), which is believed to be America’s first publicly traded company in the medical marijuana industry. Mr. Steinberg left Medical Marijuana, Inc. in 2011 and in 2013, Mr. Steinberg launched Global Hemp Group, Inc. (OTC: GBHPF) with Mr. Charles Larsen, as they recognized the momentum building in the emerging global hemp industry. Although retired over the last five years, Mr. Steinberg has followed the developing cannabis business, the new laws and regulations governing it, and business trends in this growing market. Mr. Steinberg has also studied possible banking solutions for the cannabis market.

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Charles Larsen, Director. Mr. Larsen attended the Pepperdine University Graziadio School of Business in Los Angeles and served in the U.S. Coast Guard from 1981 through 1988. From 1989 through 1991, Mr. Larsen served as a commodity trading advisor with the firm Peskin & Associates in Chicago, Illinois, where his primary duties included organization and management of investment operations, management of client billing, the development of a custom trade order management system, monitoring of trading operations and floor broker communications. From 1991 through 1995, Mr. Larsen served as an implementation consultant for Integrated Decision Systems in Los Angeles, CA. In this capacity, Mr. Larsen implemented portfolio management and trade order management systems, determined operational deficiencies and solutions, and managed custom training programs and development projects. From 1995 through 2006, Mr. Larsen served as Senior Vice President of Operations and Business Development for Tower Asset Management in Beverly Hills, CA. Here, Mr. Larsen managed operations, client billing, daily portfolio reconciliation, compliance and regulatory reporting. Mr. Larsen also was a member of Tower’s Investment Committee and Executive Management Committee. From 2006 through 2007, Mr. Larsen was Chief Operating Officer and Chief Financial Officer at Financial Management Advisors of Century City, CA, where his duties focused on management of operations, finance and compliance. From 2007 to 2009, Mr. Larsen worked for Polaris International Holdings in Huntington Beach, CA focused on the preparation of corporate financials and regulatory compliance. In 2009 Mr. Larsen helped found Medical Marijuana, Inc. and focused on operations, compliance and acquisition sourcing and due diligence. From 2012 through 2013, Mr. Larsen was an independent business consultant serving corporations including Global Payout, Inc., of San Diego, CA and BG Medical Technologies, Inc. of Los Angeles, CA. Beginning in 2013, Mr. Larsen co-founded and remains the President and Chief Executive Officer of Global Hemp Group, Inc. (OTC: GBHPF). With Global Hemp Group, Mr. Larsen’s duties include corporate compliance and administration, hemp and medical marijuana compliance, and business development in Canada and internationally, all positions he continues in as of the date of this filing. From 2013 to the present, Mr. Larsen has been the Company’s co-founder, director and strategic advisor, advising management on public company compliance and administration, business development, medical and recreational marijuana compliance, sourcing, and overall operations on a daily basis.

Robert Hymers, Director. Mr. Hymers was the past president and CEO of Everlert, Inc. (OTC: EVLI). Mr. Hymers is a licensed CPA in the state of California. During his career as a tax professional at Ernst & Young, LLP, Mr. Hymers provided tax services to several prominent entertainment and real estate companies. His extensive experience with Entertainment and Private Equity industries together with his prolonged involvement with public companies in different roles makes him a key asset to the Company. Mr. Hymers has also served as the CFO of Global Hemp Group (OTC: GBHPF) and is the Managing Partner of Pinnacle Tax Services, LLC. Mr. Hymers holds a Master of Science in Taxation degree and a Bachelor's of Science degree in Accountancy from California State University, Northridge. He is the founding managing editor of the University's: "Tax Development Journal."

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer. The following table sets forth information regarding our executive officers as of December 31, 2016.

Name	Principal Occupation	Age	Director Since
Donald Steinberg	Principal Executive Officer	67	2015
Robert Hymers	Chief Financial Officer	33	2015

Donald Steinberg’s, Robert Hymers’, and Charles Larsen’s biographical summaries are included under “Our Board of Directors.”

ITEM 6	EXECUTIVE COMPENSATION

Summary Compensation Table

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Our primary objective for of our senior officer compensation is to attract, motivate and retain qualified officers to lead the Company in the pursuit of its business goals and combine strategic thinking, creative talent, and strict corporate governance in order to position the Company to capitalize on a wide variety of business opportunities without being limited by any single industry or platform.

Compensation for executive officers is based upon their individual employment contracts with such base salary and annual bonuses as may be determined by the Compensation Committee administering out Equity Incentive Plan from time to time, payable in accordance with the regular practices of the Company.

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald Steinberg,	2016	180,000(1)	—	789,000[2]	—	—	969,000
Chief Executive Officer,	2015	—	—	—	—	—	—
Treasurer, Secretary

Robert Hymers	2016	90,000(3)	—	394,500(4)	—	—	484,500
Chief Financial Officer	2015	16,500(5)	—	18,000(6)	—		34,500

Charles Larsen	2016	120,000(7)	—	789,000(8)	—	—	909,000
Director	2015	—	—	—	—	—	—

(1)	Donald Steinberg agreed to convert $180,000 in accrued compensation from January 1, 2016, through December 31, 2016, into 163,636,364 shares of restricted common stock at a price of $0.0011 per share.

(2)	Donald Steinberg was awarded a compensation bonus of 10,000,000 shares of restricted common stock valued at 0.0789 per share for services rendered as of December 31, 2016.

(3)	Robert Hymers agreed to convert $90,000 in accrued compensation from January 1, 2016 through December 31, 2016 into 81,818,182 shares restricted common stock at a price of $0.0011 per share.

(4)	Robert Hymers was awarded a compensation bonus of 5,000,000 shares of restricted common stock valued at 0.0789 per share for services rendered as of December 31, 2016.

(5)	Prior to being appointed Chief Financial Officer, the Company paid Mr. Hymers a fee of $16,500 on September 3, 2015 for accounting services rendered.

(6)	On October 15, 2015, the Company issued Mr. Hymers 10,000,000 shares of restricted common stock in exchange for Chief Financial Officer services, valued at $0.0018 per share.
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(7)	On December 31, 2016, Charles Larsen agreed to convert $120,000 in accrued compensation from January 1, 2016 through December 31, 2016 into 54,545,455 shares of restricted common stock at a price of $0.0011 per share.

(8)	Charles Larsen was awarded a compensation bonus of 10,000,000 shares of restricted common stock valued at 0.0789 per share for services rendered as of December 31, 2016.

(9)	This sum represents issuances of 1,000,000 shares of restricted common stock to Mr. Altvater on February 8, 2016, for services related to his appointment to the Company’s Advisory Board; and 9,000,000 shares of restricted common stock issued to Mr. Altvater on July 29, 2016 for consulting services rendered.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

For the year end, and for the last two completed fiscal years, the Company entered into one transaction with related persons in which the amount involved exceeded one percent of the average of the Company's total assets.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000.00, an amount that exceeded one percent of the Company's total assets. Prior to this transaction, there was no material relationship between the Company, Ms. Volino on the one hand, and Mr. Steinberg and Mr. Larson on the other hand. Mr. Steinberg and Mr. Larsen’s interests in the transaction were in equal amounts. On September 9, 2015, the officers and directors of the Company resigned and Mr. Steinberg was concurrently appointed director, Chief Executive Officer, President and Secretary, and Mr. Larsen was appointed as a director.

ITEM 8.	LEGAL PROCEEDINGS

There are no material pending legal proceedings involving the Company to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

Our common stock trades on the OTC PINK Exchange under the ticker symbol “MCOA”. As of December 31, 2016, there were 334 holders of record of our common stock. The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock:

2016	High	Low
Quarter Ended December 31	$0.0134	$0.01
Quarter Ended September 30	$0.0079	$0.004
Quarter Ended June 30	$0.012	$0.0055
Quarter Ended March 31	$0.021	$0.0037

2015	High	Low
Quarter Ended December 31	$0.0283	$0.0087
Quarter Ended September 30	$0.0016	$0.0002
Quarter Ended June 30	$0.0006	$0.0002
Quarter Ended March 31	$0.0008	$0.0002

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DIVIDENDS

The Company has never declared or paid any cash dividends. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

There were 334 shareholders of record of the Company’s Common Stock as of December 31, 2016.

EQUITY COMPENSATION PLAN INFORMATION

On October 5, 2015, the Company established an Equity Incentive Plan under the direction and control of the Company’s Board of Directors acting as the Compensation Committee. The purpose of the Plan is to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisors and independent contractors of the Company or any parent or subsidiary of the Company. The Compensation Committee has discretion to issue stock options, stock awards, restricted stock awards or cash.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)(3)
Equity compensation plans approved by security holders		—	—

Equity compensation plans not approved by security holders	1,000,000,000	$0.005	—

Total	1,000,000,000	$0.005	—

(1)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above.

(2)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above. Restricted shares subject to forfeiture have a weighted average exercise price of $0.00.

(3)	The Company equity compensation grants to date have been approved on a grant-by-grant basis, as opposed to under an umbrella equity compensation plan establishing a total number of grants available.

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The following table summarizes the Company’s restricted share award activity for executives during 2015 and 2016:

	Restricted Shares	Weighted Average
	Common Stock	Grant Date Fair Value
Outstanding unvested at December 31, 2015	—	$—
Granted	—	—
Vested restricted shares	—	—
Forfeited	—	—
Outstanding unvested at December 31, 2016	—	—
Granted	275,000,000	0.05
Vested restricted shares	275,000,000	0.05
Forfeited	—	—
Outstanding unvested at December 31, 2016	—	$—

Compensation for executive officers is based upon their individual employment contracts with such base salary and annual bonuses as may be determined by the Board of Directors from time to time, payable in accordance with the regular practices of the Company.

Employment Agreements

Effective January 1, 2016, the Company entered into an Employment Agreement with Donald Steinberg under which Mr. Steinberg serves as chairman of the board, Chief Executive Officer, Treasurer and Director of the Company. Pursuant to the Employment Agreement, Mr. Steinberg is to be paid an annual rate of base salary of one hundred and eighty thousand dollars ($180,000.00) in monthly installments of fifteen thousand dollars ($15,000.00) per month in accordance with the Company’s customary payroll practices and applicable wage payment laws. Mr. Steinberg’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term.

On September 9, 2015, the Company appointed Charles Larsen as a director. Effective January 1, 2016, the Company entered into an Employment Agreement with Charles Larsen under which Mr. Larsen serves as Director and consultant of the Company, reporting to the Board of Directors. In such position, Mr. Larsen shall have such duties, authority, and responsibility as shall be determined from time to time by the Board of Directors, which duties, authority, and responsibility are consistent with the Executive’s position. The Company shall pay the Executive an annual rate of base salary of one hundred and twenty thousand dollars ($120,000.00) in monthly installments of ten thousand dollars ($10,000.00) per month in accordance with the Company’s customary payroll practices and applicable wage payment laws. Mr. Larsen’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term.

Effective January 1, 2016, the Company entered into an Employment Agreement with Robert Hymers under which Mr. Hymers serves as Chief Financial Officer and Director of the Company, reporting to the Board of Directors. In such position, Mr. Hymers shall have such duties, authority, and responsibility as shall be determined from time to time by the Board of Directors, which duties, authority, and responsibility are consistent with Mr. Hymers’ position. The Company agreed to pay Mr. Hymers a base salary of ninety thousand dollars ($90,000.00) in monthly installments of seven thousand five hundred dollars ($7,500.00) per month in accordance with the Company’s customary payroll practices and applicable wage payment laws. Mr. Hymers’ base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

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The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

On December 15, 2013, the Company issued 200,000,000 shares of restricted common stock in exchange for all the stock in Sintek, Inc., a California mining and exploration corporation. The Company entered into a Stock Purchase Agreement with Sintek to acquire 100% of Sintek’s shares for an aggregate price of $4,300,000 paid by the issuance of 200,000,000 shares of common stock with a one year restriction at a value of $.02 per share, and the balance of the purchase price of $300,000 paid in three installments of $100,000 each commencing on or before March 15, 2014, the second installment by May 15, 2014, and the last installment by June 15, 2014. However, on November 14, 2014 the Company terminated its agreement with Sintek Inc., and as a result, the transaction was reversed due to lack of financing. The stock issued in the amount of 200,000,000 restricted common shares was cancelled.

The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Sintek, Inc. was a “sophisticated investor” and/or an “accredited investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Sintek, Inc. full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Sintek, Inc. acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares issued could not be sold unless registered pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 23, 2014, the Company issued 400,000,000 shares of restricted common stock at $.005 for a value of $200,000 to Cornelia Volino to reacquire the Majestic Menu license to market its “Majestic Menu” of food service items to the hospitality and food service industry via an on-line internet site, where individuals could purchase retail direct from food distributors via credit cards and commercial accounts The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Volino was a “sophisticated investor” and/or an “accredited investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as an “accredited investor.” The Company provided and made available to Ms. Volino full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Ms. Volino acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 5, 2015, the Company issued 10,000,000 restricted common shares to Robert Hymers for contracted accounting services to the Company. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

40

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 8, 2015, Donald Steinberg was issued 217,457,143 in restricted Common stock upon his conversion of a convertible note payable in the amount of $76,110. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 12, 2016, the Company issued to Robert Peak 10,000,000 shares of restricted common stock for business consulting services rendered. On November 15, 2016, the Company and Mr. Peak agreed to retire 7,500,000 of the shares previously issued. The Company issued 2,500,000 restricted shares to Mr. Peak as consideration for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Peak was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Peak full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Mr. Peak acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 12, 2016, the Company issued to Robert Cronin 10,000,000 shares of restricted common stock for business consulting services rendered. On November 15, 2016, the Company and Mr. Cronin agreed to retire 7,500,000 of the shares previously issued. The Company issued 2,500,000 restricted shares to Mr. Cronin as consideration for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cronin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Cronin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

41

Mr. Cronin acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 12, 2016, the Company issued 10,000,000 shares of restricted common stock to Apogee Design, Inc. for business consulting services and web design services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Apogee Design, Inc. was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Apogee Design, Inc. full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Apogee Design, Inc. acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 1, 2016, the Company issued to Edward Manolos 1,000,000 of restricted common stock for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Manolos was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Manolos full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Manolos acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 22, 2016, the Company issued 1,000,000 shares of restricted common stock to Robert Calkin for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Calkin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Calkin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Calkin acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

42

On February 22, 2016, the Company issued 1,000,000 shares of restricted common stock to Gerry Lee Bedore, Jr. for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Bedore was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Bedore full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Bedore acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 23, 2016, the Company issued 1,000,000 shares of restricted common stock to Peninacoop LLC for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Peninacoop, LLC was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Peninacoop, LLC full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Peninacoop, LLC acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Robert Calkin for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Calkin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Calkin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Calkin acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Timothy Altvater for consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Altvater was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Altvater full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

43

Mr. Altvater acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Lucretia Smith for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Smith was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ms. Smith full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Ms. Smith acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to David Cook for business consulting and product development services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cook was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Cook full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Cook acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Magnet Marketing, Inc. for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Magnet Marketing, Inc. was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Magnet Marketing, Inc. full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Magnet Marketing, Inc. acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

44

On June 30, 2016, the Company issued 81,818,182 shares of restricted common stock to Donald Steinberg as consideration for salary owed to Mr. Steinberg from January 1, 2016 to June 30, 2016 pursuant to his executive employment contract. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 30, 2016, the Company issued 54,545,455 shares of restricted common stock to Charles Larsen as consideration for salary owed to Mr. Larsen from January 1, 2016 to June 30, 2016 pursuant to his executive employment contract. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 30, 2016, the Company issued 40,909,091 shares of restricted common stock to Robert Hymers as consideration for salary owed to Mr. Hymers from January 1, 2016 to June 30, 2016 pursuant to his executive employment contract. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

45

On July 29, 2016, the Company issued 2,000,000 shares of restricted common stock to David Cook for business consulting and product development services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cook was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Cook full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Cook acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 29, 2016, the Company issued 1,000,000 shares of restricted common stock to Paula Vetter for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Vetter was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Ms. Vetter full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Ms. Vetter acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 29, 2016, the Company issued 9,000,000 shares of restricted common stock to Timothy Altvater for business consulting services rendered concerning the development of the Company’s affiliate sales structure. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Altvater was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Altvater full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Altvater acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 29, 2016, the Company issued 20,000,000 shares of restricted common stock to AGORACOM, Inc. for investor relations services rendered.

The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. AGORACOM was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to AGORACOM full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

46

AGORACOM acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 6, 2016, the Company issued 40,909,091 shares of restricted common stock to Donald Steinberg as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 6, 2016, the Company issued 27,272,727 shares of restricted common stock to Charles Larsen as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 6, 2016, the Company issued 20,454,545 shares of restricted common stock to Robert Hymers as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

47

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 13, 2016, the Company sold and issued 10,000,000 shares of restricted common stock to Guillermo Haro in exchange for $40,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Haro was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Haro full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Haro acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 18, 2016, the Company sold and issued 5,000,000 shares of restricted common stock to Yigail Wax in exchange for $5,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Wax was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Wax full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Wax acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 28, 2016, the Company issued 1,000,000 shares of restricted common stock to David Cook for business consulting and product development services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cook was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Cook full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Cook acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On November 1, 2016, the Company issued 69,675,032 shares of restricted common stock to Donald Steinberg as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 1, 2016, the Company issued 14,999,270 shares of restricted common stock to Charles Larsen as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 3, 2016, the Company and Antonio Papa entered into a settlement agreement whereby Mr. Papa returned to treasury 46 million shares and the Company agreed to issue Mr. Papa 25,500,000 shares of restricted common stock, subject to an issuance schedule whereby the Company issued 5 million restricted shares to Mr. Papa for a five-month period.

The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Papa was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Papa full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Papa acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On November 4, 2016, the Company issued 13,636,364 shares of restricted common stock to Donald Steinberg as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 4, 2016, the Company issued 9,090,909 shares of restricted common stock to Charles Larsen as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 4, 2016, the Company issued 6,818,182 shares of restricted common stock to Robert Hymers as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 23, 2016, the Company issued 3,500,000 shares of restricted common stock to Stock Vest for services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Stock Vest was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Stock Vest full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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Stock Vest acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 1, 2016, the Company issued 5,000,000 shares of restricted common stock to National Advisory Services, by virtue of a settlement agreement whereby National Advisory Services returned to treasury 34,500,000 shares of common stock and the Company agreed to issue National Advisory Services 10,000,000 shares of restricted common stock in two monthly tranches of 5,000,000 shares each.

The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. National Advisory Services was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the National Advisory Services full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

National Advisory Services acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 6, 2016, the Company issued 1,125,000 shares of restricted common stock to JSK Holdings, Inc. in exchange for 375 grams of CBD molecule rendered water soluble, valued at $15,000.

The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. JSK Holdings, Inc. was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the JSK Holdings, Inc. full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

JSK Holdings, Inc. acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 14, 2016, the Company issued 5,000,000 shares of restricted common stock to Antonio Papa as a replacement for a lost certificate. The replacement certificate was issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Papa was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor”.

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Mr. Papa acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 21, 2016, the Company issued 500,000 shares of restricted common stock to Michael E. Glasser for services rendered. The issuance to Mr. Glasser was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Glasser was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Glasser full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Glasser acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 29, 2016, the Company sold and issued 16,666,667 shares of restricted common stock to IRA Services Trust Company in exchange for $100,000. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. The investor was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the investor full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

The investor acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 29, 2016, the Company sold and issued 8,333,333 shares of restricted common stock to IRA Services Trust Company in exchange for $50,000. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. The investor was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the investor full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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The investor acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 30, 2016, the Company issued 3,440,860 shares of restricted common stock to Guillermo Haro as consideration for the conversion of a note payable. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Haro was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Haro full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Haro acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 31, 2016, the Company issued 3,333,333 shares of restricted common stock to Dillon Jordan for services rendered. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Jordan was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Jordan full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Jordan acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

Item 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Capital Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.001 par value, and 5,000,000,000 shares of Common stock, $0.001 par value.

Preferred Stock

As of December 31, 2016, we designated 10,000,000 shares of our preferred stock as “Class A Preferred Stock,” par value $0.001, and had 10,000,000 shares of Class “A” Preferred Stock, preferred stock issued and outstanding as of December 31, 2016.

The Class “A” Preferred Stock carries the following rights and preferences;

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Dividends

Class “A” Preferred Stock is not eligible for receipt of dividends.

Voting Rights

The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Our Directors, Mr. Charles Larsen and Mr. Donald Steinberg, each own 5,000,000 Class “A” Preferred Shares and so control in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class “A” Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class.

Redemptive Rights

The Class “A” Preferred Stock shall not be redeemable.

Conversion Rights

Class “A” Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class “A” Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class “A” Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Common Stock

As of December 31, 2016, 1,620,996,998 shares of our common stock are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefore. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Shares of Common Stock are registered at the office of the Company and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas NV 89119.

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Item 12.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Utah Statutes.

Except as otherwise provided in the Utah Revised Business Corporation Act (URBCA), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

•            His conduct was in good faith.

•            He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

•            In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

•	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.

•	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

•	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

•	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

•	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful

Unless a corporation’s articles of incorporation provide otherwise:

•	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.
•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.
•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Company Articles and By Laws.

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Article III, Section 6 of the Company’s By Laws provides that The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under the provisions of subsection (a) or (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

For purposes of this indemnity, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was sewing at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Item 13.                FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

This information is not required to be disclosed by smaller reporting companies.

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Item 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

During the Company’s two most recent fiscal years, or any subsequent interim period, no independent accountant who was previously engaged as our principal accountant to audit our financial statements, or an independent accountant who was previously engaged to audit a significant subsidiary, and on whom the principal accountant expressed reliance in its report, resigned (or indicated it has declined to stand for re-election after the completion of the current audit) or was dismissed.

Item 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-34.

(b) Exhibits required by Item 601 of Regulation S-K

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3(i)	Articles of Incorporation		10-12G		3(i)	5/23/2017
3(ii)	Bylaws		10-12G		3(ii)	5/23/2017
3(iii)	Amendment to Articles – February 2009		10-12G		3(iii)	5/23/2017
3(iv)	Amendment to Articles – July 2013		10-12G		3(iv)	5/23/2017
3(v)	Amendment to Articles – August 2015		10-12G		3(v)	5/23/2017
3(vi)	Amendment to Articles – September 2015		10-12G		3(vi)	5/23/2017
10(i)	Material Contract – Bougainville Ventures, Inc.		10-12G		10(i)	5/23/2017
10(ii)	Material Contract – Gate C Research, Inc.		10-12G		10(ii)	5/23/2017
10(iii)	Material Contract – MultiSoft Corporation		10-12G		10(iii)	5/23/2017
10(iv)	Material Contract – CBD Global		10-12G		10(iv)	9/12/2017
10(v)	Material Contract–Office Lease Agreement		10-12G		10(v)	9/12/2017
10(vi)	Material Contract–Employment Agreement; Larsen		10-12G		10(vi)	9/12/2017
10(vii)	Material Contract–Employment Agreement; Hymers		10-12G		10(vii)	9/12/2017
10(viii)	Material Contract–Employment Agreement; Steinberg		10-12G		10(viii)	9/12/2017
10(ix)	Material Contract - St. George Investments, LLC Convertible Promissory Note		10-Q	6/30/2017	10.4	8/21/2017
10(x)	Material Contract - St. George Investments, LLC Forbearance Agreement		10-Q	6/30/2017	10.5	8/21/2017
10(xi)	Funding Schedule	X
10(xii)	Joint Venture Project Plan	X
99(i)	Equity Incentive Plan		10-12G		99(i)	9/12/2017
21	Subsidiaries of the Registrant		10-12G		21	5/23/2017

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors voluntarily determine to issue and deliver an annual report. We have filed with the Securities and Exchange Commission this registration statement on Form 10 under the Securities Act of 1934 with respect to the registration of our common stock under Section 12G.

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You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC.
Date: January 10, 2018	By: /s/ Donald Steinberg Donald Steinberg Principal Executive Officer

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MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

As of March 31, 2017, and December 31, 2016 and for the Three Months Ended
March 31, 2017 and March 31, 2016 (Unaudited)

As of December 31, 2016, and 2015 and for the Year Ended December 31, 2016 and 2015 (Audited)

F-1

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$63,026	$147,486
Accounts receivable, net	366	9,124
Inventory	80,126	83,475
Total current assets	143,517	240,085

Property and equipment, net	4,618	—

Other assets:
Investments	75,000	—

Total assets	$223,135	$240,085

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$371,459	$324,889
Accrued compensation	92,727	32,710
Accrued interest	—	4,800
Notes payable, related party	7,487	7,487
Total current liabilities	471,673	369,886

Long term debt
Convertible note payable, net of debt discount of $110,830	281	—
Derivative liability	201,517	—
Total long term debt	201,798	—

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of March 31, 2017 and December 31, 2016	10,000	10,000
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 1,984,042,453 and 1,620,996,998 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	1,984,042	1,620,996
Additional paid in capital	25,055,091	7,685,387
Common stock subscription	25,000	—
Accumulated deficit	(27,524,468)	(9,446,184)
Total stockholders' deficit	(450,336)	(129,801)

Total liabilities and stockholders' deficit	$223,135	$240,085

See the accompanying notes to these unaudited condensed financial statements
F-2

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended March 31,
	2017	2016
REVENUES:
Sales	$5,893	$—
Cost of sales	3,349	—

Gross Profit	2,543	—

OPERATING EXPENSES:
Selling, general and administrative expenses	17,978,754	1,091,498
Depreciation	242	—
Total operating expenses	17,978,996	1,091,498

Net loss from operations	(17,976,453)	(1,091,498)

OTHER INCOME (EXPENSES):
Interest expense, net	(121,721)	—
Gain on change in fair value of derivative liabilities	19,889	—
Loss on settlement of debt	—	—
Total other income (expense)	(101,832)	—

Net loss before income taxes	(18,078,284)	(1,091,498)

Income taxes (benefit)	—	—

NET LOSS	$(18,078,284)	$(1,091,498)

Loss per common share, basic and diluted	$(0.01)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	1,676,904,069	1,150,200,727

See the accompanying notes to these unaudited condensed consolidated financial statements

F-3

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
THREE MONTHS ENDED MARCH 31, 2017

					Additional	Common
	Class A Preferred Stock		Common Stock		Paid In	Stock	Accumulated
	Shares	Amount	Shares	Amount	Capital	Subscription	Deficit	Total
Balance, December 31, 2015	10,000,000	$10,000	1,111,299,628	$1,111,299	$2,540,656	$—	$(4,043,728)	$(381,773)
Common stock issued for services rendered	—	—	91,333,333	91,333	1,127,546	—	—	1,218,879
Sale of common stock	—	—	69,623,874	69,624	279,876	—	—	349,500
Common stock issued in settlement of notes payable	—	—	414,240,163	414,240	381,921	—	—	796,161
Cancellation of previously issued common stock	—	—	(65,500,000)	(65,500)	65,500	—	—	—
Beneficial conversion feature in connection with convertible notes payable	—	—	—	—	361,138	—	—	361,138
Stock based compensation	—	—	—	—	2,928,750	—	—	2,928,750
Net loss	—	—	—	—	—	—	(5,402,456)	(5,402,456)
Balance, December 31,2016	10,000,000	$10,000	1,620,996,998	$1,620,996	$7,685,387	$—	$(9,446,184)	$(129,801)
Common stock issued for services rendered	—	—	309,500,000	309,500	17,242,000	—	—	17,551,500
Replacement of previously canceled common shares	—	—	20,000,000	20,000	(20,000)
Sale of common stock	—	—	4,000,000	4,000	56,000	—	—	60,000
Common stock subscription received	—	—	—	—	—	25,000	—	25,000
Common stock issued for accrued officer compensation	—	—	29,545,455	29,546	(29,546)	—	—	—
Stock based compensation	—	—	—	—	121,250	—	—	121,250
Net loss	—	—	—	—	—	—	(18,078,284)	(18,078,284)
Balance, March 31, 2017 (unaudited)	10,000,000	$10,000	1,984,042,453	$1,984,042	$25,055,091	$25,000	$(27,524,468)	$(450,336)

See the accompanying notes to these unaudited condensed consolidated financial statements

F-4

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,078,284)	$(1,091,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	242	—
Amortization of debt discount	281	—
Non cash interest	138,957	—
Gain on change in fair value of derivative liabilities	(19,889)	—
Stock based compensation	17,672,750	940,190
Notes payable issued in settlement of accrued compensation	—	28,830
Changes in operating assets and liabilities:
Accounts receivable	(8,758)	—
Inventory	3,349	—
Accounts payable	41,770	—
Accrued compensation	60,017	97,500
Net cash used in operating activities	(189,565)	(24,978)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investment	(75,000)	—
Purchase of property and equipment	(4,860)	—
Net cash used in investing activities	(79,860)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	99,965	—
Proceeds from sale of common stock	85,000	25,000
Net cash provided by financing activities	184,965	25,000

Net (decrease) increase in cash	(84,460)	22

Cash-beginning of period	147,486	—
Cash-end of period	$63,026	$22

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$—	$—
Taxes paid	$—	$—

Non cash financing activities:	$—	$—

See the accompanying notes to these unaudited condensed consolidated financial statements

F-5

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Converge Global, Inc. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation, as a wholly owned subsidiary for the purpose of operating the hempSMART brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc. and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed balance sheet as of December 31, 2016 has been derived from audited financial statements.

Operating results for the three months ended March 31, 2017 are not necessarily indicative of results that may be expected for the year ending December 31, 2017. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2016.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during three months ended March 31, 2017, the Company incurred net losses of $18,078,284 and used cash in operations of $189,565. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds in 2017 and 2016 have been from revenue generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2017 and beyond as it develops its business model. The Company has stockholders' deficiencies at March 31, 2017 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

F-6

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of March 31, 2017, and December 31, 2016, allowance for doubtful accounts was $-0-.

F-7

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

As of December 31, 2015, and 2016 the various components of inventory were as follows:

	2015	2016
Raw Materials Inventory	$0	$0
WIP Inventory	$0	$34,204
Finished Goods Inventory	$0	$49,271
Total Inventory	$0	$83,475

As of December 31, 2016, and March 31, 2017 the various components of inventory were as follows:

	December 31, 2016	March 31, 2017
Raw Materials Inventory	$0	$0
WIP Inventory	$34,204	$34,204
Finished Goods Inventory	$49,270	$45,922
Total Inventory	$83,474	$80,126

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

F-8

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of March 31, 2017, there were outstanding stock options to purchase 1,000,000,000 shares of common stock, 500,000 shares of which were vested. (See Note 8)

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of March 31, 2017 and 2016 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	March 31, 2017	March 31, 2016
Convertible notes payable	3,703,700	—
Options to purchase common stock	1,000,000,000	1,000,000,000
Restricted stock units	10,000,000	—
Total	1,013,703,700	1,000,000,000

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2017 and December 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

F-9

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 years.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 5).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion options do not contain fixed settlement provisions.  The convertible note contained a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $21,962 and $18,684 as advertising costs for the year ended March 31, 2017 and 2016, respectively.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than that these deferred income tax assets will not be realized.

F-10

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of March 31, 2017, and 2016, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (‘FASB”) issued Accounting Standards Update (ASU) No. 2014-15, Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern, which is included in Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements. This update provides an explicit requirement for management to assess an entity's ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB issued ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting.” The amendment is part of the FASB’s simplification initiative and is intended to simplify the accounting around share-based payment award transactions. The amendments include changing the recording of excess tax benefits from being recognized as a part of surplus capital to being charged directly to the income statement, changing the classification of excess tax benefits within the statement of cash flows, and allowing companies to account for forfeitures on an actual basis, as well as tax withholding changes. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendment requires different transition methods for various components of the standard. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). This ASU requires that the reconciliation of the beginning- of-period and end-of-period amounts shown in the statement of cash flows include cash and restricted cash equivalents. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations

In April 2015, the FASB issued ASU No. 2015-03(ASU 2015-03), Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This standard amends the existing guidance to require that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as a deferred charge. ASU 2015-03 is effective on a retrospective basis for annual and interim reporting periods beginning after December 15, 2015, but early adoption is permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2017 and December 31, 2016 is summarized as follows:

	March 31, 2017	December 31, 2016
Computer equipment	$1,010	$—
Furniture and fixtures	3,850	—
Subtotal	4,860	—
Less accumulated depreciation	(242)	—
Property and equipment, net	$4,618	$—

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $242 and $-0- for the three months ended March 31, 2017 and 2016, respectively.

F-11

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

NOTE 5 – INVESTMENTS

On March 13, 2017, the Company entered into a stock purchase agreement to acquire up to 15,000,000 common shares of MoneyTrac Technology, Inc., a corporation organized and operating under the laws of the state of California, for a total purchase price of $250,000 representing approximately 15% ownership at the time of the agreement. As of March 31, 2017, the Company had acquired 4,500,000 common shares for $75,000 representing approximately 6% ownership.

The Company accounts for its investment in MoneyTrac Technology, Inc. at estimated market fair value. The Company has elected to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes since the equity security does not have a readily determinable fair value.

NOTE 6 – CONVERTIBLE NOTE PAYABLE

Effective March 30, 2017, the Company issued a 6.5% convertible promissory note, with an option to fund up to aggregate of $2,777,778 due April 30, 2018 for consideration of $2,500,000, after original interest discount (“OID) of $277,778; unsecured. At March 31, 2017, the Company had received net proceeds of $99,965 under the note. Gross face amount was $111,111, after additions for pro rate portion of OID and other related costs.

The note is convertible, at any time, into shares of the Company’s common stock at $0.03 per share unless on the day prior to the lender’s request to convert, the closing price is less than $0.05 per share, then the conversion price shall be 60% of the average three lowest days closing prices for 20 trading days prior to the request to convert.

The Company has identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At the funding date of the debenture, the Company determined the aggregate fair value of $221,406 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 470.85%, (3) weighted average risk-free interest rate of 1.02%, (4) expected life of 1.08 years, and (5) estimated fair value of the Company's common stock from $0.0604 per share.

The determined fair value of the debt derivatives of $221,406 was charged as a debt discount up to the net proceeds of the note with the remainder of $121,441 charged to operations as non-cash interest expense.

At March 31, 2017, the Company determined the aggregate fair value of $201,517 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 470.71%, (3) weighted average risk-free interest rate of 1.02%, (4) expected life of 1.08 years, and (5) estimated fair value of the Company's common stock from $0.055 per share.

For the three months ended March 31, 2017, the Company recorded a gain on change in fair value of derivative liabilities of $19,889 and recorded amortization of debt discounts of $281 as a charge to interest expense.

NOTE 7 – DERIVATIVE LIABILITIES

As described in Note 6, the Company issued a convertible note that contained conversion features and a reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

F-12

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

NOTE 8 – STOCKHOLDERS’ DEFICIT

 Preferred stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock as of March 31, 2017 and December 31, 2016. As of March 31, 2017, and December 31, 2016, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock as of March 31, 2017 and December 31, 2016. As of March 31, 2017, and December 31, 2016, the Company had 1,984,042,453 and 1,620,996,998 common shares issued and outstanding.

During the three months ended March 31, 2017, the Company issued an aggregate of 309,500,000 shares of its common stock for services rendered with an estimated fair value of $17,551,500.

During the three months ended March 31, 2017, the Company issued an aggregate of 29,545,455 shares of its common stock for prior year officer stock-based compensation accrual.

During the three months ended March 31, 2017, the Company issued an aggregate of 20,000,000 shares of its common stock as replacement shares previously canceled in 2016 as part of settlement agreement.

During the three months ended March 31, 2017, the Company sold an aggregate of 4,000,000 shares of its common stock for net proceeds of $60,000.

Options

The following table summarizes the stock option activity for the three months ended March 31, 2017:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2016	1,000,000,000	$0.005	8.76	$76,000,000
Granted	-
Forfeitures or expirations	-
Outstanding at March 31, 2017	1,000,000,000	$0.005	8.51	$50,000,000

Exercisable at March 31, 2017	500,000,000	$0.005	8.51	$25,000,000

F-13

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

The following table presents information related to stock options at March 31, 2017:

Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.005	1,000,000,000	8.51	500,000,000

As of March 31, 2017, stock-based compensation of $900,000 remains unamortized and is expected to be amortized over the weighted average remaining period of 1.50 years.

The stock-based compensation expense related to option grants was $150,000 and $150,000 during the three months ended March 31, 2017 and 2016, respectively.

Restricted Stock Units (“RSU”)

The following table summarizes the restricted stock activity for the three months ended March 31, 2017:

Restricted shares units issued as of December 31, 2016	10,000,000
Granted	—
Forfeited	—
Total Restricted Shares Issued at March 31, 2017	10,000,000
Vested at March 31, 2017	—
Unvested restricted shares as of March 31, 2017	10,000,000

As of March 31, 2017, stock-based compensation related to restricted stock awards of $275,000 remains unamortized and is expected to be amortized over the weighted average remaining period of 1 year.

NOTE 9 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

F-14

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of March 31, 2017, and December 31, 2016, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of March 31, 2017, and December 31, 2016, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of March 31, 2017, in the amount of $201,517 has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the three months ended March 31, 2017:

Debt Derivative
Balance, December 31, 2016	$—
Total (gains) losses
Initial fair value of debt derivative at note issuance	221,406
Mark-to-market at March 31, 2017:	(19,889)
Transfers out of Level 3 upon conversion or payoff of notes payable	—
Balance, March 31, 2017	$201,798
Net gain for the period included in earnings relating to the liabilities held during the period ended March 31, 2017	$19,889

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended March 31, 2017, the Company’s stock price decreased 8.9% from initial valuation. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

F-15

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(unaudited)

NOTE 10 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of March 31, 2017, and December 31, 2016, there were no related party advances outstanding.

As of March 31, 2017, and December 31, 2016, accrued compensation due to officers and executives included as accrued compensation was $92,727 and $32,710, respectively.

At March 31, 2017 and December 31, 2016, there were an aggregate of $7,487 notes payable due to officers. The notes are non-interest bearing and are due on demand.

NOTE 11 – SUBSEQUENT EVENTS

On April 5, 2017 and April 20, 2017, the Company transferred $25,000 and $50,000, respectively, to MoneyTrac Technologies Inc. pursuant to the contractual payment schedule to purchase a total of 15% of MoneyTrac. This represents a total of $150,000 that has been transferred to MoneyTrac towards the $250,000 obligation to acquire a 15% interest in MoneTrac.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Marijuana Company of America, Inc. (Converge Global, Inc.)

We have audited the accompanying balance sheets of Marijuana Company of America, Inc. and its subsidiaries (“the Company”) as of December 31, 2015 and 2016 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2015 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and December 31, 2016, and the results of its operations, changes in stockholders’ deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring operating losses, has an accumulated stockholders’ deficit, has negative working capital, has had no revenues from operations, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

March 27, 2017

www.llcpas.net

F-17

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS
Current assets:
Cash	$147,486	$—
Accounts receivable, net	9,124	—
Inventory	83,475	—
Total current assets	240,085	—

Total assets	$240,085	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$324,889	$347,875
Accrued compensation	32,710	—
Accrued interest	4,800	—
Notes payable, related party	7,487	33,898
Total current liabilities	369,886	381,773

Commitments and contingencies	—	—

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of December 31, 2016 and 2015	10,000	10,000
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 1,620,996,998 and 1,111,299,628 shares issued and outstanding as of December 31, 2016 and 2015, respectively	1,620,996	1,111,299
Additional paid in capital	7,685,387	2,540,656
Accumulated deficit	(9,446,184)	(4,043,728)
Total stockholders' deficit	(129,801)	(381,773)

Total liabilities and stockholders' deficit	$240,085	$—

See the accompanying notes to these consolidated financial statements

F-18

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2016		2015
REVENUES:
Sales		$8,729		$—
Cost of sales		2,815		—

Gross Profit		5,914		—

OPERATING EXPENSES:
Selling, general and administrative expenses		4,744,382		279,325
Impairment of intellectual property		—		200,000
Total operating expenses		4,744,382		479,325

Net loss from operations		(4,738,468)		(479,325)

OTHER INCOME (EXPENSES):
Interest expense, net		(530,411)		—
Gain on change in fair value of derivative liabilities		14,208		—
Loss on settlement of debt		(147,785)		(174,093)
Total other income (expense)		(663,988)		(174,093)

Net loss before income taxes		(5,402,456)		(653,418)

Income taxes (benefit)		—		—

NET LOSS		$(5,402,456)		$(653,418)

Loss per common share, basic and diluted	$	*	$	*

Weighted average number of common shares outstanding, basic and diluted		1,286,547,260		943,887,417
“*” Less than (0.00)
See the accompanying notes to these consolidated financial statements

F-19

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE TWO YEARS ENDED DECEMBER 31, 2016

					Additional
	Class A Preferred Stock		Common Stock		Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2015	10,000,000	$10,000	893,842,485	$893,842	$2,288,548	$(3,390,310)	$(197,920)
Common stock issued in settlement of notes payable	—	—	217,457,143	217,457	(141,347)	—	76,110
Loss on settlement of notes payable	—	—	—	—	243,455	—	243,455
Stock based compensation	—	—	—	—	150,000	—	150,000
Net loss	—	—	—	—	—	(653,418)	(653,418)
Balance, December 31, 2015	10,000,000	10,000	1,111,299,628	1,111,299	2,540,656	(4,043,728)	(381,773)
Common stock issued for services rendered	—	—	91,333,333	91,333	1,127,546	—	1,218,879
Sale of common stock	—	—	69,623,874	69,624	279,876	—	349,500
Common stock issued in settlement of notes payable	—	—	414,240,163	414,240	381,921	—	796,161
Cancellation of previously issued common stock	—	—	(65,500,000)	(65,500)	65,500	—	—
Beneficial conversion feature in connection with convertible notes payable	—	—	—	—	361,138	—	361,138
Stock based compensation	—	—	—	—	2,928,750	—	2,928,750
Net loss	—	—	—	—	—	(5,402,456)	(5,402,456)
Balance, December 31, 2016	10,000,000	$10,000	1,620,996,998	$1,620,996	$7,685,387	$(9,446,184)	$(129,801)

See the accompanying notes to these consolidated financial statements

F-20

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,402,456)	$(653,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	401,138	—
Non cash interest	114,911	—
Loss on disposal of equipment	—	10,000
Impairment of intellectual property	—	200,000
Gain on change in fair value of derivative liabilities	(14,208)	—
Loss on settlement of debt	147,785	174,093
Stock based compensation	4,147,629	150,000
Notes payable issued in settlement of accrued compensation	357,500	—
Changes in operating assets and liabilities:
Accounts receivable	(9,124)	—
Inventory	(83,475)	—
Accounts payable	65,576	119,325
Accrued compensation	32,710	—
Net cash used in operating activities	(242,014)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	40,000	—
Proceeds from sale of common stock	349,500	—
Net cash provided by financing activities	389,500	—

Net increase in cash	147,486	—

Cash-beginning of year	—	—
Cash-end of year	$147,486	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$—	$—
Taxes paid	$—	$—

Non cash financing activities:
Beneficial conversion feature related to convertible debt	$361,138	$—
Common stock issued in settlement of notes payable	$796,161	$76,110

See the accompanying notes to these consolidated financial statements

F-21

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Converge Global, Inc. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000. The purchases by Messrs. Steinberg and Larsen were in equal amounts. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The former officers and directors of the Company resigned concurrent with the new appointments. By virtue of Messrs. Steinberg and Larsen’s stock purchase and appointment to the Company’s Board of Directors, a purchase or sale of a significant amount of assets not in the ordinary course of business and a corresponding change of control occurred. Thereafter, the Company’s business plans and operations changed to focus on the legalized hemp. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. on December 1, 2015.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand.

On February 1, 2016, the Company formed MCOA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc. and MCOA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

F-22

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2016, and 2015, allowance for doubtful accounts was $-0-.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of December 31, 2016, there were outstanding stock options to purchase 1,000,000,000 shares of common stock, 416,666,667 shares of which were vested. (See Note 7)

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

F-23

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

The computation of basic and diluted income (loss) per share as of December 31, 2016 and 2015 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2016	2015
Options to purchase common stock	1,000,000,000	1,000,000,000
Restricted stock units	10,000,000	—
Total	1,010,000,000	1,000,000,000

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016 and 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

Convertible Instruments

GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional.

The Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion options do not contain fixed settlement provisions.  The convertible notes contained a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

F-24

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

As such, the Company was required to record the conversion feature which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $44,688 and $222 as advertising costs for the year ended December 31, 2016 and 2015, respectively.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2016, and 2015, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (‘FASB”) issued Accounting Standards Update (ASU) No. 2014-15, Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern, which is included in Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements. This update provides an explicit requirement for management to assess an entity's ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB issued ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting.” The amendment is part of the FASB’s simplification initiative and is intended to simplify the accounting around share-based payment award transactions. The amendments include changing the recording of excess tax benefits from being recognized as a part of surplus capital to being charged directly to the income statement, changing the classification of excess tax benefits within the statement of cash flows, and allowing companies to account for forfeitures on an actual basis, as well as tax withholding changes. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendment requires different transition methods for various components of the standard. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). This ASU requires that the reconciliation of the beginning-of-period and end-of-period amounts shown in the statement of cash flows include cash and restricted cash equivalents. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations

In April 2015, the FASB issued ASU No. 2015-03(ASU 2015-03), Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This standard amends the existing guidance to require that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as a deferred charge. ASU 2015-03 is effective on a retrospective basis for annual and interim reporting periods beginning after December 15, 2015, but early adoption is permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

F-25

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2016, the Company incurred net losses of $5,402,456 and used cash in operations of $242,014. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds in 2016 and 2015 has been from revenue generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2017 and beyond as it develops its business model. The Company has stockholders' deficiencies at December 31, 2016 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – ACCOUNTS PAYABLE

During the years ended December 31, 2016 and 2015, the Company settled outstanding payables with vendors. In connection with the settlement, the Company recorded a gain of $7,442 and $69,362 for the years ended December 31, 2016 and 2015, respectively.

NOTE 4 – NOTES PAYABLE

2015:

Note payable-T. Patterson

On January 1, 2014, the Company issued a 5% convertible note for $76,110, initially due January 1, 2015, bearing interest at 5% per annum due at conversion and unsecured.

The convertible note is convertible upon maturity for any unpaid principal or interest at $0.001 per share. Based upon the value of the stock an embedded beneficial conversion feature was not present in the note.

On September 28, 2015, the Company issued 217,457,143 shares of its common stock in settlement of the above described note. In connection with the settlement, the Company recorded a loss on settlement of debt of $243,455 representing the fair value of common shares issued at conversion in excess of the terms of the note.

2016:

Purchase agreement CBD Global, Inc.

On July 12, 2016, the Company entered into a payment agreement with CBD Global, Inc. for the supply of raw materials used in the sale of the Company’s product for an aggregate amount of $15,000.

Under the terms of the payment agreement, the Company and the vendor agreed to payments, net 30 days from delivery, 75% cash and 25% of the Company’s common stock at a fixed conversion rate of $0.00335.

F-26

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

In accordance ASC 470-20, Debt (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $3,638 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the note. The debt discount attributed to the beneficial conversion feature was charged to current period operations as interest expense.

Convertible debenture-Guillermo Haro

On October 13, 2016, the Company issued a convertible debenture for $40,000, due January 13, 2017, bearing interest of 12% per annum due upon conversion and is unsecured.

The debenture is convertible, at any time, into shares of the Company’s common stock at the published last three closing prices for the Company prior to the date of conversion.

The Company has identified the embedded derivatives related to the above described debenture. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At the funding dates of the debenture, the Company determined the aggregate fair value of $154,910 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 482.68%, (3) weighted average risk-free interest rate of 0.30%, (4) expected life of 0.25 years, and (5) estimated fair value of the Company's common stock from $0.0155 per share.

The determined fair value of the debt derivatives of $154,910 was charged as a debt discount up to the net proceeds of the note with the remainder of $114,910 charged to 2016 operations as non-cash interest expense.

On December 30, 2016, the Company issued 3,440,860 shares of its common stock in settlement of the outstanding debenture and accrued interest. In connection with the settlement, the Company recorded a loss on settlement of debt of $95,955 representing the fair value of common shares issued at conversion in excess of the terms of the note.

NOTE 5 – NOTES PAYABLE-RELATED PARTY

At December 31, 2016 and 2015, the Company had outstanding $7,487 and $33,898 outstanding notes payable to related parties, respectively. The notes are non-interest bearing and are due on demand.

During the year ended December 31, 2016, the Company issued an aggregate of $357,500 convertible notes payable in payment for accrued compensation. The notes were unsecured, non-interest bearing, due upon demand and were convertible into shares of the Company’s common stock at $0.0011 per share.

In accordance with ASC 470-20, Debt (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in certain of these notes. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $357,500 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the note. The debt discount attributed to the beneficial conversion feature was charged to current period operations as interest expense.

In 2016, the Company issued an aggregate of 325,000,001 shares of its common stock in full settlement of its issued convertible notes.

F-27

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

On October 9, 2016, the Company issued two convertible notes to officers for incurred expenses for an aggregate of $93,142, due on demand, non-interest bearing and unsecured.

The notes were convertible, at any time, into shares of the Company’s common stock at 75% of the average closing price for the last 30 days prior to the date of conversion. Immediately upon issuance, effective October 9, 2016, the Company issued an aggregate of 84,674,302 shares of its common stock in full settlement of the outstanding notes. In connection with the settlement, the Company incurred a loss on settlement of debt of $59,272 representing the fair value of the common stock in excess of the carrying value of the notes.

NOTE 6 – DERIVATIVE LIABILITIES

As described in Note 4, the Company issued a convertible note that contained conversion features and a reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date. At December 31, 2016 and 2015, there were no outstanding convertible notes with embedded derivatives.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock as of December 31, 2016 and 2015. As of December 31, 2016, and 2015, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock as of December 31, 2016 and 2015. As of December 31, 2016, and 2015, the Company had 1,620,996,998 and 1,111,299,628 common shares issued and outstanding.

In 2015, the Company issued 217,457,143 shares of its common stock in settlement of notes payable and accrued interest with a principal amount of $76,110.

In 2016, the Company issued an aggregate of 91,333,333 shares of its common stock for services rendered with an estimated fair value of $1,218,879.

In 2016, the Company issued an aggregate of 409,674,303 shares of its common stock in settlement of related party notes payable in aggregate of $450,642.

In 2016, the Company issued an aggregate of 4,565,860 shares of its common stock in settlement of notes payable and purchase agreements of $43,750.

In 2016, the Company canceled and returned to treasury an aggregate of 65,500,000 shares of previously issued common stock.

In 2016, the Company sold an aggregate of 69,623,874 shares of its common stock for net proceeds of $349,500.

In December 2016, the Company’s board of directors approved bonuses to the officers of the Company of an aggregate of 25,000,000 shares. As such, the Company recorded stock based compensation of $2,025,000 based on the fair value at the date of grant.

F-28

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The Company estimated forfeitures related to option grants at a weighted average annual rate of 0% per year, as the Company does not yet have adequate historical data, for options granted during the years ended December 31, 2016 and 2015.

The following assumptions were used in determining the fair value of employee options during the year ended December 31, 2015 (none issued in 2016):

2015
Risk-free interest rate	2.06%
Dividend yield	0%
Stock price volatility	510.08%
Expected life	6 years
Weighted average grant date fair value	$0.018

On October 5, 2015, the Company awarded options to purchase an aggregate of 1,000,000,000 shares of common stock to the Company’s officers.  These options vested over three years, have a term of 10 year before expiring and have an exercise price of $0.005 per share.  The options had an aggregate grant date fair value of $1,800,000.

The following table summarizes the stock option activity for the years ended December 31, 2016 and 2015:

F-29

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2015	-
Granted	1,000,000,000	$0.005	10.0	$3,200,000
Exercised	-
Forfeitures or expirations	-
Outstanding at December 31, 2015	1,000,000,000	$0.005	9.77	$23,300,000
Granted	-
Forfeitures or expirations	-
Outstanding at December 31, 2016	1,000,000,000	$0.005	8.76	$76,000,000

Exercisable at December 31, 2016	416,666,667	$0.005	8.76	$31,666,667

The following table presents information related to stock options at December 31, 2016:

Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.005	1,000,000,000	8.76	416,666,667

As of December 31, 2016, stock-based compensation of $1,050,000 remains unamortized and is expected to be amortized over the weighted average remaining period of 1.75 years.

The stock-based compensation expense related to option grants was $150,000 and $600,000 during the years ended December 31, 2016 and 2015, respectively.

Restricted Stock Units (“RSU”)

The following table summarizes the restricted stock activity for the year ended December 31, 2016:

Restricted share units as of December 31, 2014	—
Granted	—
Forfeited	—
Restricted shares units issued as of December 31, 2015	—
Granted	10,000,000
Forfeited	—
Total Restricted Shares Issued at December 31, 2016	10,000,000
Vested at December 31, 2016	—
Unvested restricted shares as of December 31, 2016	660,000

In April 2016, the Company granted to Robert Cronin and Robert Peak 10,000,000 shares of restricted common stock each vesting over two years. On November 3, 2016, Mr. Cronin and Mr. Peak each agreed to return to treasury all 20,000,000 shares to the Company, and the Company agreed to issue Mr. Cronin and Mr. Peak 2,500,000 restricted shares each. The fair value of the granted restricted stock units vested in 2016 of $303,750 was recognized in 2016 operations as stock based compensation.

As of December 31, 2016, stock-based compensation related to restricted stock awards of $506,250 remains unamortized and is expected to be amortized over the weighted average remaining period of 1.25 years.

F-30

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 8 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2016, and 2015, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in notes 4 and 5. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2016, and 2015, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of December 31, 2016, in the amount of $-0- has a level 3 classification.

F-31

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2016:

Debt Derivative
Balance, December 31, 2014	$—
Total (gains) losses
Initial fair value of debt derivative at note issuance	—
Mark-to-market at December 31, 2015:	—
Transfers out of Level 3 upon conversion and settlement of notes	—
Balance, December 31, 2015	—
Total (gains) losses
Initial fair value of debt derivative at note issuance	154,911
Mark-to-market at December 31, 2016:	(14,208)
Transfers out of Level 3 upon conversion or payoff of notes payable	(140,703)
Balance, December 31, 2016	$—
Net gain for the period included in earnings relating to the liabilities held during the year ended December 31, 2016	$14,208

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2016, the Company’s stock price increased 186.2% from December 31, 2015. As the stock price increase for each of the related derivative instruments, the value to the holder of the instrument generally increases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2016, and 2015, there were no related party advances outstanding.

As of December 31, 2016, and 2015, accrued compensation due officers and executives included as accrued compensation was $32,710 and $-0-, respectively.

In 2016, the Company issued for accrued compensation and subsequently converted to common stock an aggregate of $357,500 convertible notes payable.

In 2016, the Company issued for incurred expenses and subsequently converted to common stock an aggregate of $93,142 convertible notes payable. In connection with the settlement, the Company incurred a $59,272 loss on settlement of debt

At December 31, 2016 and 2015, there were an aggregate of $7,487 and $33,898 notes payable due to officers. The notes are non-interest bearing and are due on demand.

F-32

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Employment contracts

Effective January 1, 2016, the Company entered into employment contracts with Donald Steinberg (Chief Executive Officer), Charles Larsen (Director) and Robert Hymers (Chief Financial Officer) for annual compensation of $180,000, $120,000 and $90,000, respectively. The contracts are for a one year term with automatic renewal. For each fiscal year, the officers are eligible to receive an annual bonus based on the sole and absolute discretion of the board of directors. In addition, during the employment term, the officers are eligible to participate in the Marijuana Company of America, Inc. Equity Incentive Plan, as determined by the board of board of directors and any fringe benefits and perquisites consistent with the practices of the Company and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company during employment term.

The employment contracts can be terminated by either the Company or the officer at any time for any reason with at least a 30-day notice. Should termination occur by the Company without cause and subject to certain limitations (as defined); the officer is entitled to one year base pay and target bonus for the year in which termination occurs, as a lump sum payment 30 days following termination. In addition, subject to the Marijuana Company of America, Inc. Equity Incentive Plan or any successor Plan, all previously granted and outstanding equity based compensation awards shall become fully vested and exercisable for their remaining terms (subject to limitations).

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2016 or 2015.

NOTE 11 – INCOME TAXES

At December 31, 2016, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $350,000, expiring in the year 2036, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.  During the year ended December 31, 2016, the Company has increased the valuation allowance from $112,000 to $121,000.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

F-33

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2012.

The effective rate differs from the statutory rate of 34% for due to the following:

	2016	2015
Statutory rate on pre-tax book loss	(34.00)%	(34.00)%
Gain on change in fair value of derivatives	(1.0)%	—
Stock based compensation	27.6%	16.0%
Financing costs	6.5%	—
Valuation allowance	0.09%	18.0%
	0.00%	0.00%

The Company’s deferred taxes as of December 31, 2016 and 2015 consist of the following:

	2016	2015
Non-Current deferred tax asset:
Net operating loss carry-forwards	$28,000	$330,000
Valuation allowance	(28,000)	(330,000)
Net non-current deferred tax asset	$—	$—

NOTE 12 – SUBSEQUENT EVENTS

In January 2017, the Company issued an aggregate of 25,000,000 shares of its common stock as officer compensation. The shares were previously recorded as stock based compensation of $2,025,000 during the year ended December 31, 2016.

F-34